Exhibit 10.7

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is entered into this 20th day of April, 2007 (“Effective Date”) by and between Verity, Inc. (“Sublessor”) and Meru Networks, Inc. (“Sublessee”).

RECITALS

A. Ross Drive Investors, a California general partnership, and David J. Brown, predecessors in interest to Hines VAF No Cal Properties LP (“Landlord”) and Sublessor are parties to that certain Lease Agreement, dated as of January 22, 1996, together with the Summary of Basic Lease Terms, the First Addendum to the Lease, dated January 22, 1996, the Second Addendum to Lease, dated January 22, 1996, the Acceptance Agreement, the First Amendment to Lease, dated June 20, 1996, the Second Amendment to Lease, dated November 5, 1996, the Third Amendment to Lease, dated January 17, 1997, and the Fourth Amendment to Lease, dated March 15, 2004 (collectively, the “Master Lease”), respecting those premises (the “Premises”) commonly known as 894 Ross Drive, Sunnyvale, California (the “Building”), consisting of approximately 43,925 rentable square feet of space, as more particularly described in the Master Lease and in Exhibit B attached hereto. A true, correct and complete copy of the Master Lease is attached to this Sublease as Exhibit A.

B. Sublessor desires to sublet to Sublessee, and Sublessee desires to sublet from Sublessor, the Premises on the terms and conditions set forth in this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

AGREEMENT

1. Sublease. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises on the terms and conditions hereinafter set forth.

2. Term.

(a) Sublease Term. The term of this Sublease shall commence on the later of (i) the date on which Sublessor delivers possession of the Premises to Sublessee as contemplated herein, (ii) the date on which Landlord’s written consent to this Sublease is received in the form described in Section 19 of this Sublease, (iii) the expiration of the Early Access Period (as defined in Section 2.(c), below) and (iv) April 1, 2007 (the “Commencement Date”) and shall expire on March 30, 2011 (the “Sublease Term”), unless sooner terminated under the provisions of this Sublease or unless the Master Lease is sooner terminated.

(b) No Extension of Lease Term. The term of this Sublease shall not extend beyond March 30, 2011. The parties acknowledge that Sublessor, as “Tenant” under the Master Lease, has the right to extend the term of the Master Lease pursuant to the terms thereof. If Sublessee desires to enter into a direct lease of the Premises (a “Direct Lease”) with Landlord, then, not less than ten (10) business days prior to the last date on which Sublessor may exercise the extension option under the Master Lease, Sublessee shall notify Sublessor of Sublessee’s desire to enter into a Direct Lease, in which event Sublessor agrees not to exercise the extension option. Sublessee shall have no liability to Sublessor for such waiver, regardless of whether Sublessee ever actually enters into a Direct Lease. As used in this Sublease, the term “business day” shall mean Monday through Friday except for holidays recognized by the State of California.

(c) Early Access. Subject to the terms hereof and the Master Lease and subject to Sublessee having provided Sublessor and the Landlord with certificates of insurance evidencing compliance with all of the provisions of the Master Lease in respect thereof, Sublessor agrees to grant Sublessee possession of the Premises for a period of thirty (30) days commencing on the date on which (i) Sublessor delivers possession of the Premises to Sublessee in the condition described in this Sublease, and (ii) the Consent (as such term is defined in Section 19, below) has been obtained (“Early Access Period”) solely for purposes of enabling Sublessee to perform any construction or furniture or equipment installation on the Premises in full compliance with the terms and conditions of this Sublease and the Master Lease, including, without limitation, obtaining any and all permissions, approvals and permits as required by the Master Lease and Landlord and at law (“Work”).

3. Use.

(a) Permitted Use. As used herein, the term “Permitted Use” shall be limited to the uses of the Premises permitted under Section 1.20 of the Master Lease (i.e., Section N of the Summary of Basic Lease Terms). Sublessee may use the Subleased Premises only for the Permitted Use and for no other purpose without first obtaining Sublessor’s and Landlord’s prior written consent.

(b) Entry by Sublessor. Sublessor shall have the right to enter the Premises during business hours after giving Sublessee not less than one (1) business day’s notice (except in the case of an emergency) for the purpose of inspecting the Premises or making alterations, repairs, or additions to the Premises that are Sublessor’s responsibility to perform under this Sublease, or, if such work is Sublessee’ s responsibility and Sublessee has failed to perform such work following written notice from Sublessor and the expiration of applicable cure periods. If Sublessor requests entry onto the Premises, and Landlord would be entitled to such entry under the terms of the Master Lease, but Sublessee refuses to grant such entry to Sublessor, then Sublessee shall indemnify and save harmless Sublessor, its employees and persons for whom Sublessor is responsible in law from against all claims, demands, awards, actions and proceedings whatsoever, by whomsoever made, brought or prosecuted, and from and against all losses, damages, costs and expenses of whatsoever kind or nature suffered or incurred, arising from or in connection with, such Sublessee refusal.

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4. Rent and Other Financial Obligations.

(a) Monthly Base Rent. Commencing on the Commencement Date and continuing throughout the Sublease Term, subject to the application of the Security Deposit pursuant to Section 4(c) below and subject to the provisions of Section 2(c) above, Sublessee shall pay to Sublessor, without prior demand therefor, on or before the first day of each calendar month, as monthly rent (“Monthly Base Rent”), an amount equal to the sum specified in the table below:

Commencement Date through and including May 31, 2007: $21,962.50 per month

June 1, 2007 through and including March 31, 2008: $46,121.25 per month

April 1, 2008 through and including March 31, 2009: $48,317.50 per month

April 1, 2009 through and including March 31, 2010: $50,513.75 per month

April 1, 2010 through and including March 30, 2011: $52,710.00 per month

Notwithstanding the foregoing, Sublessee shall prepay the first full installment of Monthly Base Rent upon execution of this Sublease. Sublessee shall be entitled to, and benefit from, any rental abatement granted Sublessor under the Master Lease for whatever reason to the extent that such abatement relates to the Premises and the Sublease Term.

(b) Additional Rent. Sublessee shall pay to Sublessor during the Sublease Term and on or prior to the date such sums are due under the Master Lease, all sums of additional rent and expenses (“Additional Rent”) payable by the “Tenant” under the Master Lease, which accrues from and after the Commencement Date. Sublessor and Sublessee agree that this Sublease is intended to pass through to Sublessee all financial obligations imposed on Sublessor pursuant to the Master Lease, including, without limitation, Sublessor’s Share of all Common Operating Expenses, taxes, and all other costs and expenses associated with the operation of the Premises, Building or Project as stipulated in the Master Lease and the operation, maintenance, repairs and replacements of the systems serving the Premises, which, in all cases, accrue after the Commencement Date. Any ambiguity in the terms of this Sublease shall be construed in accordance with such intention. Sublessee shall be responsible for all electrical, data or other utility costs associated with Sublessee’s set-up and use of the Sublessor Personal Property and the Premises. All monies (other than Rent) required to be paid by Sublessee to Sublessor as a result of any default or breach by Sublessee under this Sublease or other express provisions hereof shall be deemed “Additional Rent”. Subject to the Master Lease and the Master Landlord’s approval, Sublessee shall have the audit right provided to Sublessor under the Master Lease to audit applicable operating expenses. All amounts payable shall be due on invoice. Sublessee shall be entitled to all credits, if any, given by Landlord to Sublessor for Sublessee’s overpayment of Additional Rent.

(c) Security Deposit. All references in the Master Lease to the “Security Deposit” shall be deemed references to the Security Deposit as deemed herein. Immediately upon execution of the Sublease, Sublessee shall provide Sublessor with (x) a cash deposit in the amount of One Hundred Forty-Seven Thousand One-Hundred Fifty Dollars ($147,150.00) (“Cash Deposit”) and (y) a Letter of Credit acceptable to Sublessor in the amount of One-Hundred Thirty-Eight Thousand Three-Hundred and Fifty dollars ($138,350.00) (“LOC”, collectively with the Cash Deposit, the “Security Deposit”). The total Security Deposit shall be equal to Two-Hundred Eighty-Five Thousand Five-Hundred Dollars ($285,500.00). Subject to Sublessee’s compliance with the terms and conditions of this Sublease, Sublessor shall:

(i) apply Forty-Eight Thousand Three Hundred Eighteen Dollars ($48,318.00) of the Cash Deposit to Sublessee’s Rent obligation for April 2008;

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(ii) apply Forty-Eight Thousand Three Hundred Eighteen Dollars ($48,318.00) of the Cash Deposit to Sublessee’s Rent obligation for October 2008; and

(iii) allow Sublessee to reduce the LOC by Fifty Thousand Five Hundred Fourteen Dollars ($50,514.00) after payment of Sublessee’s Rent obligation for the first month immediately following the first fiscal quarter in which Sublessee is cash flow positive, if ever, and demonstrates the same to Sublessor’s reasonable satisfaction, but in no event prior to April 2009. If Sublessee does not demonstrate to Sublessor’s reasonable satisfaction that Sublessee is cash flow positive in the fiscal quarter immediately preceding April 2009 or any subsequent fiscal quarter during the original term of the Sublease, then no portion of the LOC shall be thus reduced as applied to Sublessee’s Rent obligation.

At all times during the Sublease Term, at least Fifty Thousand Five Hundred Fourteen Dollars ($50,514.00) of the Cash Deposit shall remain in possession of the Sublessor. Except as otherwise provided for in this Paragraph 4(c), the Security Deposit shall be used or applied by Sublessor or refunded to Sublessee, as the case may be, in accordance with Section 3.5 of the Master Lease.

(d) Place of Payment of Rent. All Monthly Base Rent, Additional Rent and all other amounts payable to Sublessor under this Sublease or to Landlord under the Master Lease shall be paid directly to Sublessor when due, without prior notice or demand and, except as explicitly provided herein or in the Master Lease (as incorporated herein), without deduction or offset, in lawful money of the United States of America in cash or by check, at the address set forth in Paragraph 12 hereof or such other address as may be designated in writing by Sublessor.

(e) Late Payments. Section 3.4 of the Master Lease shall apply with respect to when any amount of Monthly Rent or Additional Rent is “late” and the penalties therefor, except that the “Agreed Interest Rate” shall mean the annual rate of ten percent (10%).

5. Allowance. Subject to Sublessee’s compliance with the material terms and conditions of this Sublease and the Master Lease, Sublessor agrees to reimburse Sublessee for actual and reasonable documented expenses up to a maximum of Five Thousand Dollars ($5,000) (“Allowance”) incurred by Sublessee in performing construction and renovation Work for Premises server room during the Early Access Period. Sublessor shall reimburse Sublessee within thirty (30) days after Sublessee’s written demand made in accordance with this Section 5. At Sublessor’s election upon written notice to Sublessee, Sublessor, in lieu of reimbursing Sublessee, may apply all or any part of the Allowance against any amounts owed to Sublessor by Sublessee. Subles see agrees that, if the Master Lease is terminated as a result of any default of Sublessee, Sublessee will repay to Sublessor, as Additional Rent, an amount equal to the full amount of the Allowance paid to Sublessee.

6. Condition and Acceptance of the Premises.

(a) Delivery of the Premises. Upon the Commencement Date, Sublessor shall deliver the Preniises and Sublessor Personal Property to Sublessee in its existing “as is” condition and with all operating systems in good condition and repair. Sublessor shall deliver the Premises in broom clean condition, with all broken or damaged ceiling tiles replaced and all

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structural, mechanical, plumbing and electrical wiring systems and lighting in good working order and condition of repair. Sublessee acknowledges and agrees that neither Sublessor nor any of Sublessor’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Sublessee’s business or for any other purpose and Sublessee hereby accepts the Premises, the Building, and all improvements thereon, “as is” in their existing condition, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Sublease subject to all of the foregoing and to all matters disclosed in this Sublease. Sublessee shall repair and maintain the Premises in accordance with the terms of the Master Lease. Any exception to the foregoing provisions must be made by express written agreement by both parties.

(b) Sublessor Personal Property. “Sublessor Personal Property” consists of the free standing office and conference room furniture, chairs and tables, wiring, telephones and handsets, and security readers (but not the security system) listed in Exhibit C, attached hereto, all in “as is” condition as of the date of the Landlord’s written consent to this Sublease or the date on which the Early Access Period commences, whichever is earlier. Sublessor represents and warrants to Sublessee that the Sublessor Personal Property is owned free and clear by Sublessor. Sublessee shall be permitted to use Sublessor Personal Property at no additional cost during the Sublease Term. Sublessor shall retain exclusive ownership of Sublessor’s Personal Property. Upon expiration or termination of the Sublease Term, Sublessee shall, at Sublessor’s option, either (a) surrender all Sublessor Personal Property to Sublessor in the same condition as received, reasonable wear and tear, casualty and condemnation (through no fault of Sublessee) excepted, or (b) subject to thirty (30) days prior written notice, purchase all Sublessor Personal Property for the amount of One Dollar ($1.00).

(c) Maintenance, Repair and Other Services Casualty/Condemnation. Notwithstanding any provision of the Master Lease to the contrary but subject to Section 25 of this Sublease, Sublessor shall have no obligation to maintain or repair any part of the Building, Sublessor Personal Property, or any common areas, or to provide heat, air conditioning, water, electricity, janitorial services, or other utilities, maintenance, repair, or services that Landlord is required to provide under the Master Lease or otherwise, it being agreed that Sublessee shall look solely to Landlord for the provision of such services. Sublessor shall have no obligation to restore or repair any damage to the Premises resulting from damage by casualty, eminent domain, the acts of Landlord or any party other than Sublessor or its agents. To the extent that the Master Lease gives Sublessor any right to terminate the Master Lease in the event of a casualty or condemnation affecting the Premises, and provided that Sublessor shall not incur or be obligated to pay any sums (other than Rent under the Master Lease) to Landlord or otherwise in connection with a decision to not exercise any such right, Sublessor shall not cancel or terminate the Master Lease without the prior written consent of Sublessee, in Sublessee’s sole discretion, provided that Sublessee shall continue meeting all of its payment obligations to Sublessor and Landlord through the remainder of the Sublease. If Sublessor has the right to terminate the Master Lease thereunder, Sublessee shall have the right to terminate the Sublease hereunder subject to: (a) Sublessor’s prior written consent or (b) written notice of Sublessee’s intent to terminate the Sublease at least thirty (30) days prior to the expiration of Sublessor’s right to terminate the Master Lease.

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7. Alterations. Sublessee shall not make any alteration, addition, improvement or change to the Premises except in compliance with the provisions of the Master Lease and after first obtaining Sublessor’s and Landlord’s prior written consent thereto, provided, however, that no consents need to be obtained for any permitted alterations, which do not require consent, as described in Section 5.2.A. of the Master Lease. In addition, subject to Sublessee’s compliance with the Sublease and the Master Lease, Sublessor’s consent shall not be required for the work that is the subject of the Allowance.

8. Parking. Sublessee shall have the non-exclusive right to use Sublessor’s Allocated Parking Stalls contained within the Project as stipulated in, and subject to the terms and conditions of, the Master Lease, including, without limitation, Section 4 of the Third Amendment and the Second Addendum, as applicable.

9. Signage. Sublessee may place its company sign on the monument sign designated for the Premises and on the façade of the building in which the Premises are located, which façade faces Highways 237 and 101, subject to the terms of the Master Lease, and any Landlord consent and subject to the rules and regulations established by the Landlord under the Master Lease.

10. Insurance: Waiver of Subrogation.

(a) Without limiting the provisions of Paragraph 13 hereof, Sublessee covenants and agrees that it shall, during the Sublease Term, obtain and continuously maintain, in respect of the Premises the insurance required to be obtained and maintained by the Sublessor, as “Tenant”, under the Master Lease pursuant to the terms thereof and all such insurance shall contain as appropriate, the inclusion of the Landlord and Sublessor as additional insureds on the liability policies, a cross liability and severability of interests clause and a contractual liability endorsement. Sublessee shall provide, upon request of Sublessor, certificates of its insurance policies and shall throughout the Sublease Term, provide evidence of renewal or replacement of same.

(b) Notwithstanding anything to the contrary contained in the Sublease or the Master Lease, the parties hereto, each release the one another and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Master Lease or this Sublease, or which would normally be covered by “all risk” property insurance, solely to the extent actually reimbursed by the applicable insurance policy and at no additional cost or expense to releasing party, without regard to the negligence or willful misconduct of the person or entity so released. All of Sublessor’s and Sublessee’s repair and indemnity obligations shall be subject to the foregoing waiver. Notwithstanding anything to the contrary, the foregoing waiver shall not apply to any amounts recoverable by Landlord from Sublessor in connection with Section 9.4 of the Master Lease based on or related to any acts or omissions of Sublessee, in excess of the amounts actually reimbursed by Sublessee’s insurance policy.

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11. Assignment and Subletting.

(a) Sublessee’s duties and obligations under this Sublease shall be binding on any successor-in-interest to Sublessee or purchaser of all or substantially all of the assets of Sublessee, whether by operation of law or otherwise. Subject to the terms and conditions of the Master Lease and this Sublease, Sublessee shall have the right to assign this Sublease or sublet all or any portion of the Premises or allow the Premises to be occupied by persons other than the employees or agents of Sublessee, solely with the prior written consent of Sublessor and Landlord in accordance with the Master Lease. Notwithstanding anything to the contrary in this Sublease or the Master Lease, Sublessor shall not withhold its consent in the event that Sublessee seeks to assign this Sublease (whether pursuant to an actual assignment or a transaction deemed to be an assignment by the Master Lease) to a public company that acquires all or substantially all of Sublessee’s assets, provided that immediately prior to and immediately following the effective date of the assignment, such acquirer (a) is profitable, (b) has been cash flow positive for the immediately preceding four consecutive fiscal quarters, (c) has a net worth that is not less than Sublessee’s net worth immediately prior to the effective date of assignment, (d) has at least twenty-five million dollars in cash or short-term cash equivalents, and (e) is not a competitor of Sublessor, which sells, develops or markets enterprise or internet search products or services (“Competitor”). In no event shall the sale or other transfer by Sublessee of its capital stock for the primary purpose of raising additional equity financing, whether such sale is a public offering or a private placement of such securities, be deemed by Sublessor to be an assignment of this Sublease or a subletting of the Premises, and Sublessor’s consent shall not be required for any of the foregoing transactions. A current list of Competitors, which may updated from time to time, is attached hereto as Exhibit D. No assignment of this Sublease nor any sub-sublease of all or any portion of the subleased Premises shall release Sublessee of its duties and obligations under this Sublease including, without limitation, any and all payment obligations. Any assignment or sublease in violation of this Paragraph 11 shall be deemed void and shall constitute a default by Sublessee under this Sublease. Sublessee shall reimburse both Sublessor and Landlord for the types and amounts of transaction costs associated with any Transfer (as defined in Section 14.1 of the Master Lease) by Sublessee as are described in Section 14.1 of the Master Lease.

(b) Any Bonus Rent realized by Sublessee in connection with any transfer, assignment or sublease shall be paid as follows: two-thirds (66.66%) to Sublessor and Sublessee may retain the other one-third (33.33%). “Bonus Rent” shall mean the excess of all amounts received by Sublessee on account of a transfer, assignment or sublease over the sum of the Monthly Base Rent, Additional Rent and other charges payable by Sublessee to Sublessor for the benefit of Landlord under this Sublease (prorated, in the case of a sub-sublease of less than all of the Subleased Premises, to reflect obligations allocable to only the portion of the Subleased Premises so sublet) after first deducting from any Bonus Rent such costs as may be deducted pursuant to the provisions of the Master Lease (e.g., Permitted Transfer Costs). Sublessor shall pay fifty percent (50%) of its share of the Bonus Rent to Landlord such that Sublessor retains one-third (33.33%) of the Bonus Rent and Landlord retains one-third (33%) of the Bonus Rent.

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12. Notices. All notices, demands or requests which may be or are required to be given under this Sublease shall be in writing and shall be given by personal delivery, or by certified or registered mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight courier, charges prepaid, or by facsimile with electronic confirmation of delivery, and addressed as follows:

Sublessor:	Verity, Inc.
One Market, Spear Tower, 19th Floor
San Francisco, California 94105
Attention: General Counsel
Fax No.: 415-243-9984

Sublessee:	Prior to June 1, 2007:
1309 S. Mary Avenue
Sunnyvale, California 94087
Attn: Ihab Abu-Hakima

On or after June 1, 2007:
The Premises

Attn: Ihab Abu-Hakima
Fax No: 408-215-5301

The addresses of the parties may be changed from time to time by notice given in the maimer set forth in this Paragraph 12. Each notice, request, demand, advice or designation given under this Sublease shall be deemed properly given only upon actual receipt or refusal of delivery.

13. Incorporation of Master Lease Terms. The Master Lease is incorporated herein in its entirety by this reference, provided, however, that any conflict or inconsistency between the terms and conditions of this Sublease and the Master Lease shall be resolved in favor of this Sublease. For the purpose of this Sublease, all references in the Master Lease to “Tenant” shall be deemed to mean Sublessee, all references to “Commencement Date” shall mean the Commencement Date under this Sublease, all references to “Lease Term” shall mean the Sublease Term under this Sublease, all references to “Security Deposit’ shall mean the Security Deposit under this Sublease, all references to “Lease” shall mean this Sublease and all references to “Landlord” shall mean Landlord and/or Sublessor, as applicable. Notwithstanding the foregoing incorporation of the terms and conditions of the Master Lease, Sublessor shall not be responsible for the performance of any obligations to be performed by Landlord under the Master Lease, and Sublessee agrees to look solely to Landlord for the performance of such obligations. Sublessor shall not be liable to Sublessee for any failure by Landlord to perform its obligations under the Master Lease, (except to the extent such failure to perform was caused by Sublessor’s, or its agents’, acts or omissions) nor shall such failure by Landlord excuse performance by Sublessee of its obligations hereunder.

14. Termination of Master Lease. This Sublease is, and shall at all times remain, subordinate to the Master Lease. In the event the Master Lease is terminated for any reason, prior to its scheduled expiration, then this Sublease shall automatically terminate and be of no further force or effect, unless otherwise agreed upon in writing by Landlord. If the termination of the Master Lease (and resulting termination of this Sublease) occurs through no fault of Sublessor, Sublessor shall have no liability to Sublessee for the resultant termination of this Sublease.

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15. Sublessor’s Right to Cure Defaults. If, following the expiration of applicable notice and cure periods, Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.

16. Sublessee’s Right to Cure Defaults. In the event that Sublessor defaults in the performance or observance of any of Sublessor’s obligations under the Master Lease, Sublessee, upon having actual notice of the occurrence of such default, shall have the right, but not the obligation, to cure such default on behalf of Sublessor. In addition, Sublessee shall have the right to pay directly to Landlord all rent and other sums owing by Sublessee to Sublessor under this Sublease which are also owed by Sublessor to Landlord under the Master Lease if Sublessor has failed to make any payment required to be made by Sublessor to Landlord under the Master Lease following the applicable notice and cure periods, and Sublessor fails to provide proof of payment within five (5) business days after Sublessee’s reasonable written notice requesting such proof. Any sums paid directly by Sublessee to Landlord in accordance with this paragraph shall be credited toward the same amounts payable by Sublessee to Sublessor under this Sublease.

17. Delivery and Acceptance. If Sublessor is unable to deliver possession of the Premises to Sublessee on or before the anticipated Commencement Date for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; however, in such event, rent shall abate until Sublessor delivers possession of the Premises to Sublessee. Notwithstanding anything to the contrary in this Sublease: (i) if the Commencement Date has not occurred for any reason whatsoever on or before April 30, 2007, then the date Sublessee is otherwise obliged to commence payment of Monthly Base Rent shall be delayed by one day for each day that the Commencement Date is delayed beyond April 30, 2007, and (ii) if the Commencement Date has not occurred for any reason whatsoever on or before June 15, 2007, then, as Sublessee’s sole and exclusive remedy with respect to Sublessor, Sublessee may terminate this Sublease by written notice to Sublessor, whereupon any Rent or Security Deposit monies previously paid out by Sublessor to Sublessee, shall be reimbursed to Sublessee immediately.

18. Indemnification and Release of Sublessor.

(a) Without limiting the generality of Paragraph 13, but subject to the waiver of subrogation set forth in Section 10.(b) above, Sublessee covenants and agrees with Sublessor that it shall indemnify and save harmless Sublessor, its employees and persons for whom Sublessor is responsible in law from and against all claims, demands, awards, actions and proceedings whatsoever, by whomsoever made, brought or prosecuted, and from and against all losses, damages, costs and expenses of whatsoever kind or nature suffered or incurred, due to, arising from or to the extent contributed to by:

(i) any negligent acts or omissions or the misconduct of Sublessee, its servants, agents, employees, contractors, or those for whom Sublessee is responsible in law occurring in, on or about the Premises or in, on or about the Building;

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(ii) the undertaking of the Sublessee’s Work, or any portion thereof;

(iii) the use or occupation of the Premises by Sublessee, its servants, agents, employees or those for whom Sublessee is responsible in law;

(iv) any damage or destruction to any part of the Premises or the Building caused by Sublessee, its employees, or those for whom Sublessee is responsible in law; and

(v) the violation by Sublessee, its employees, or those for whom Sublessee is responsible in law, of any laws, regulations or governmental orders.

The indemnity contained in this Paragraph shall not operate to the extent that such claims, demands, awards, actions, proceedings, losses, damages, costs or expenses are:

(i) due to the grossly negligent acts or omissions or the willful misconduct of Sublessor, its employees, or those for whom Sublessor is in law responsible (other than Sublessee, or those for whom Sublessee is in law responsible); or

(ii) in respect of losses or damages suffered by the Landlord and in respect of which the Landlord has released Sublessee from liability therefor, provided that Sublessee shall nevertheless be liable for such losses and damages where the Landlord has not released Sublessor therefrom and where such losses or damages are caused by Sublessee, its employees, or those for whom Sublessee is responsible in law.

(b) Without limiting the generality of Paragraph 13 but subject to Section 10.(b) above, if Sublessor, without fault on its part, is made a party to litigation begun by or against Sublessee relating to the Subleased Premises or this Sublease, Sublessee will protect and hold harmless Sublessor, and will pay all costs, expenses and reasonable legal fees incurred or paid by Sublessor in connection with the litigation, excepting (a) a bona fide action by Sublessee against Sublessor or (b) an action by Sublessor against Sublessee in which a final ruling is entered in favor of Sublessee. Sublessee will also pay all costs, expenses and reasonable legal fees incurred by Sublessor in enforcing the terms and covenants of Sublessee under this Sublease.

(c) Under no circumstance shall Sublessee be liable for, and Sublessor shall indemnify, defend and hold harmless Sublessee, its shareholders, directors, agents, representatives, successors, subtenants and assigns from and against, all losses, costs, claims, liabilities, and damages (including reasonable attorneys’ fees) directly or indirectly arising in connection with any Hazardous Materials introduced by Sublessor to the Project and present at any time during the Sublease on or about the Project or the violation of any environmental laws, except to the extent that any of the foregoing results from the release of Hazardous Materials by Sublessee or its agents.

19. Consent of the Landlord. Whenever the consent of the Landlord is required under the Master Lease, Sublessee shall obtain the consent of both Sublessor and the Landlord, but in all instances Sublessee shall first request and obtain the consent of Sublessor before requesting the consent of the Landlord. Sublessor shall use commercially reasonable efforts to obtain

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Landlord’s consent. This Sublease shall not become effective until Landlord has provided its written consent to this Sublease (the “Consent”). If Landlord does not provide the Consent within forty-five (45) days after the date on which Sublessor and Sublessee have each executed and delivered this Sublease, then this Sublease shall be deemed void, Sublessor shall immediately return to Sublessee the Security Deposit (i.e., the Cash and the LOC), and the parties shall have no further rights or obligations or liabilities hereunder.

20. Holding Over; Surrender. If Sublessee continues to occupy the Premises after the expiration of the Sublease Term without the express written consent of Sublessor, such occupancy by Sublessee shall automatically, without notice, constitute a default and breach of this Sublease by Sublessee, and Sublessee shall indemnify, defend and hold harmless Sublessor from and against all losses, costs, claims, liabilities and damages resulting from Sublessee’s failure to surrender the Premises. Sublessee shall surrender the Premises in the condition required under the Master Lease; provided, however, that in no event shall Sublessee be required to remove any alterations, additions or improvements existing as of the Commencement Date but Sublessee shall be obligated to remove the work performed using the Allowance and to return the Premises to its condition as of the Commencement Date.

21. Exculpatory Provision. Sublessor shall not be in default of this Sublease unless Sublessor fails to perform any obligation of Sublessor hereunder and such failure continues for twenty (20) days (or such longer period of time as reasonably may be required) after Sublessor’s receipt of written notice from Sublessee specifying such failure. Sublessee agrees that, in the event of any default or breach by Sublessor under this Sublease, subject to any other restrictions and limitations herein, Sublessee’s damages shall be limited to an amount which does not exceed the lesser of (a) Sublessee’s actual damages or (b) the sum of $200,000. Except as expressly provided in this Sublease, Sublessee shall have no right to offset rent against any damages or claims for damages suffered or incurred by Sublessee. Sublessor shall not be liable under any circumstances for consequential or punitive damages or injury or damage to, or interference with, Sublessee’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. Except to the extent caused by Sublessor’s, or its agent’s, gross negligence or willful misconduct, Sublessor shall not be liable to Sublessee for death of or injury to employees, officers, agents or invitees of Sublessee or others on the Premises, or for the loss of or damage to property of Sublessee or others by theft or otherwise. Except to the extent caused by Sublessor’s, or its agent’s, gross negligence or willful misconduct, Sublessor shall not be liable for death, injury to , injury, loss or damage of or to persons or property resulting or arising from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliances or plumbing works or from the road, street or subsurface, or from any other place, or by dampness, or by other cause of any kind and Sublessor is not and shall not be liable for death, injury, loss or damage caused by the other tenants or occupants or other persons in the Premises or in any other part of the Building, or resulting from construction, alteration or repair of the Premises or the Building. All property of Sublessee kept or stored in the Premises shall be kept or stored at the risk of Sublessee only and Sublessee will hold Sublessor harmless from all claims arising out of damage to it, including subrogation claims (if any) by Sublessee’s insurers.

11

22. Brokers. The parties acknowledge that Sublessor has retained CB Richard Ellis as its sole real estate representative in connection with the transactions contemplated by this Sublease, and Sublessee has retained Cornish & Carey as its sole real estate representative in connection with such transactions (collectively, the “Brokers”). Except as set forth in this Paragraph 22, Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than the Brokers in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with such agent, broker, salesman, or finder. The Brokers shall be paid pursuant to a separate written agreement between the Brokers and Sublessor.

23. Severability. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

24. Attorneys’ Fees. If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys’ fees, experts’ fees, and court costs. If either party becomes the subject of any bankruptcy or insolvency proceeding, then the other party shall be entitled to recover all attorneys’ fees, experts’ fees, and other costs incurred by such party in protecting its rights hereunder and in obtaining any other relief as a consequence of such proceeding.

25. Sublessor’s Covenants. At all times during the Sublease Term, Sublessor shall use reasonable commercial efforts to (i) keep the Master Lease in effect; (ii) not modify, amend or knowingly and intentionally waive any provisions thereof or make any election, exercise any option, right or remedy, or grant any consent or approval thereunder without, in each instance, Sublessee’s prior written consent; (iii) perform all of Sublessor’s other obligations, as “Lessee” under the Master Lease, except to the extent that Sublessee is obligated to perform such other obligations under or by virtue of this Sublease; (iv) not knowingly and intentionally take any action or omit to take any action that constitutes a breach of the Master Lease or otherwise directly and proximately gives rise to a right of Landlord to terminate the Master Lease or declare any material provision thereof to have become ineffective; and (v) enforce performance of all obligations of Landlord under the Master Lease, at Sublessee’s reasonable request and Sublessee’s sole cost and expense.

26. Sublessor represents and warrants that to the best of Sublessor’s knowledge (i) the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Landlord or Sublessor, nor has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default; (ii) there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor which could, in the aggregate, adversely affect the Premises or any part thereof or the ability of Sublessor to perform its obligations under the Master Lease or of Sublessor to perform its obligations under this Sublease, and Sublessor is not aware of any facts that might result in any such actions, suits or proceedings; (iii) there is no pending or threatened condemnation or similar proceedings affecting the Premises or any portion thereof, and Sublessor has no knowledge that any such action currently is contemplated;

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(iv) Sublessor has not received any notice from any insurance company of any defects or inadequacies in the Premises or any part thereof which could adversely affect the insurability of the Premises or the premiums for the insurance thereof and (v) to Sublessor’s best knowledge: (x) no Hazardous Materials are present in the Building or Premises, and (y) no action, proceeding or claim is pending or threatened regarding the Building or the Premises concerning any Hazardous Materials or pursuant to any environmental Law.

27. Entire Agreement. This Sublease contains all of the terms, covenants and conditions agreed to by Sublessor and Sublessee and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties to this Sublease or their respective successors in interest. In the event of any conflict between the terms of this Sublease and the Master Lease, this Sublease shall control.

28. Exhibits. All exhibits attached hereto are incorporated in this Sublease, except as expressly excluded herein.

29. Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together they shall constitute one and the same sublease.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

“SUBLESSOR”:		“SUBLESSEE”:

Verity, Inc.		Meru Networks, Inc.

By :	/s/ Frank Pao	By:	/s/ Vaduvur Bharghavan
Printed Name:	Frank Pao	Printed Name:	Vaduvur Bharghavan
Title:	COO	Title:	Chief Technical Officer

Date: April 25, 2007		Date: 4/24/2007

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April 30, 2007

Autonomy, Inc.

892 Ross Drive

Sunnyvale, CA 94089

Attention: Stacey Dougherty

Re: Hines Consent - Meru/Verity Sublease

Dear Stacey,

Per my email to you today, I am unable to sign your document; however, I have enclosed the original package, along with an original of the Landlord’s Consent to Sublease letter given to Vince Machado of CBRE on April 12, 2007. It is my hope this will satisfy the needs of Autonomys Legal team.

Please let me know if there is any additional information needed.

Sincerely,

/s/ Collette M. Brown
Collette M. Brown
Property Manager - Hines

2262 North First Street San Jose, California 95131 (408) 571-2200 (408) 571-2250 FAX

April 12, 2007

Mr. Frank Pao

Senior Vice President

Autonomy, Inc.

1 Market Street, Spear Tower

Suite 1900

San Francisco, CA 94105

Re: 894 Ross Drive - Sublease

Dear Mr. Pao,

This letter is to serve as the approval by Hines VAF No Cal Properties, LP (the “Landlord”) of Meru Networks, Inc. as a Subtenant of Verity, Inc. (the “Tenant”) in its premises at 894 Ross Drive in Sunnyvale, CA.

This approval is based upon the terms and conditions of the lease (the “Lease”) between Hines VAF No Cal Properties LP as Landlord and successor in interest to Ross Drive Investors, and Verity, Inc. as Tenant, dated January 22, 1996, and the understanding that the proposed transaction is a sublease and not an assignment of the Lease. The sublease will be subject to, and be limited by, the terms of the Lease, and Landlord has not agreed to any non-disturbance or similar rights for the Subtenant, nor has the Landlord agreed to recognize the sublease or the Subtenant in the event of the expiration or earlier termination of the Lease.

This approval is also based on rent and other considerations realized by Tenant under such sublease in excess of the rental payable under such Lease with Landlord, after amortization of the reasonable subletting costs which shall be divided as defined in the Lease.

The obligations of the Landlord under the Lease are for the benefit of the Tenant only and Meru Networks, Inc. will not have any right to enforce the Lease against the Landlord. Any acceptance by the Landlord of payments of Base Rental or other sums due under the Lease from Meru Networks, Inc. shall be for the convenience of the Tenant and Subtenant only, and shall not constitute an agreement by Landlord to recognize Meru Networks, Inc. as a Tenant or otherwise be deemed to modify the matters set forth in this letter.

This letter is an approval of the Subtenant only, and does not constitute the consent of the Landlord to the terms of the sublease, to any improvements that may be contemplated in connection with the subleasing or to the use of any contractor. Notwithstanding the foregoing, Landlord consents to the installation of one or more “RF Chambers” in the premises, per the general specifications provided by Subtenant in advance of this letter.

2262 North First Street San Jose, California 95131 (408) 571-2200 (408) 571-2250 FAX

Landlord agrees that, notwithstanding anything to the contrary in the Lease neither (i) the sale, public offering or other transfer of Sublessee’s capital stock, (ii) the institutional, venture or other private financing by Sublessee to raise additional capital, nor (iii) any change of control of Sublessee resulting from (i) or (ii) shall be deemed an assignment of this Sublease or a subletting of the Premises, so long as Sublessee has a net worth immediately after (i), (ii) or (iii) that is equal to or greater than the greater of (i) net worth of Sublessee immediately prior to such transaction, or (ii) net worth of Sublessee as of May 1, 2007; and Landlord’s consent shall not be required for any of the foregoing transactions.

Should you have any questions or comments regarding this letter, please do not hesitate to contact me at (408) 571-2200.

Sincerely,

/s/ Collette M. Brown
Collette M. Brown
Property Manager - Hines

2

Exhibit A

Master Lease

LEASE

DATED January 22, 1996

BY AND BETWEEN

ROSS DRIVE INVESTORS, a California general partnership

as Landlord

and

VERITY, INC., a Delaware corporation

as Tenant

AFFECTING PREMISES COMMONLY KNOWN AS

894 Ross Drive, Sunnyvale, California

TABLE OF CONTENTS

Article 1 DEFINITIONS		1

1.1	General	1
1.2	Additional Rent	1
1.3	Address for Notices	1
1.4	Agents	1
1.5	Agreed Interest Rate	1
1.6	Base Monthly Rate	1
1.7	Building	1
1.8	Commencement Date	1
1.9	Common Area	1
1.10	Common Operating Expenses	1
1.11	Consumer Price Index	1
1.12	Effective Date	1
1.13	Event of Tenant’s Default	1
1.14	Hazardous Materials	1
1.15	Insured and Uninsured Peril	1
1.16	Law	1
1.17	Lease	1
1.18	Lease Term	1
1.19	Lender	2
1.20	Permitted Use	2
1.21	Premises	2
1.22	Project	2
1.23	Private Restrictions	2
1.24	Real Property Taxes	2
1.25	Scheduled Commencement Date	2
1.26	Security Instrument	2
1.27	Summary	2
1.28	Tenant’s Alterations	2
1.29	Tenant’s Share	2
1.30	Trade Fixtures	2

Article 2 DEMISE, CONSTRUCTION, AND ACCEPTANCE		2

2.1	Demise of Premises	2
2.2	Commencement Date	2
2.3	Construction of Improvements	2
2.4	Delivery and Acceptance of Possession	2
2.5	Early Occupancy	3

Article 3 RENT		3

3.1	Base Monthly Rent	3
3.2	Additional Rent	3
3.3	Payment of Rent	3
3.4	Late Charge and Interest on Rent in Default	3
3.5	Security Deposit	3

Article 4 USE OF PREMISES		4

4.1	Limitation on Use	4
4.2	Compliance with Regulations	4
4.3	Outside Areas	4
4.4	Signs	4
4.5	Parking	4
4.6	Rules and Regulations	4

Article 5 TRADE FIXTURES AND ALTERATIONS		5

5.1	Trade Fixtures	5
5.2	Tenant’s Alterations	5
5.3	Alterations Required by Law	5
5.4	Amortization of Certain Capital Improvements	5
5.5	Mechanic’s Liens	6
5.6	Taxes on Tenant’s Property	6

Article 6 REPAIR AND MAINTENANCE		6

6.1	Tenant’s Obligation to Maintain	6
6.2	Landlord’s Obligation to Maintain	7
6.3	Control of Common Area	7

Article 7 WASTE DISPOSAL AND UTILITIES		7

7.1	Waste Disposal	7
7.2	Hazardous Materials	7
7.3	Utilities	8
7.4	Compliance with Governmental Regulations	8

Article 8 COMMON OPERATING EXPENSES		8

8.1	Tenant’s Obligation to Reimburse	8
8.2	Common Operating Expenses Defined	9
8.3	Real Property Taxes Defined	9

Article 9 INSURANCE		10

9.1	Tenant’s Insurance	10
9.2	Landlord’s Insurance	10
9.3	Tenant’s Obligation to Reimburse	11
9.4	Release and Waiver of Subrogation	11

Article 10 LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY		11

10.1	Limitation on Landlord’s Liability	11
10.2	Limitation on Tenant’s Recourse	11
10.3	Indemnification of Landlord	11

Article 11 DAMAGE TO PREMISES		12

11.1	Landlord’s Duty to Restore	12
11.2	Landlord’s Right to Terminate	12
11.3	Tenant’s Right to Terminate	12
11.4	Abatement of Rent	13

Article 12 CONDEMNATION		13

12.1	Landlord’s Termination Right	13
12.2	Tenant’s Termination Right	13
12.3	Restoration and Abatement of Rent	13
12.4	Temporary Taking	13
12.5	Division of Condemnation Award	13

Article 13 DEFAULT AND REMEDIES		13

13.1	Events of Tenant’s Default	13
13.2	Landlord’s Remedies	14
13.3	Waiver	15
13.4	Limitation on Exercise of Rights	15
13.5	Waiver by Tenant of Certain Remedies	15

Article 14 ASSIGNMENT AND SUBLETTING		15

14.1	Transfer By Tenant	15
14.2	Transfer by Landlord	17

Article 15 GENERAL PROVISIONS		18

15.1	Landlord’s Right to Enter	18
15.2	Surrender of the Premises	18
15.3	Holding Over	18
15.4	Subordination	18
15.5	Mortgagee Protection and Attornment	19
15.6	Estoppel Certificate and Financial Statements	19
15.7	Reasonable Consent	19
15.8	Notices	19
15.9	Attorneys’ Fees	19
15.10	Corporate Authority	19
15.11	Miscellaneous	19
15.12	Termination by Exercise of Right	20
15.13	Brokerage Commissions	20
15.14	Force Majeure	20
15.15	Entire Agreement	20

EXHIBITS

Exhibit A	-	Site plan of the Project containing a description of the Premises

Exhibit B	-	Improvement Agreement

Exhibit C	-	Approved Specifications

Exhibit D	-	Acceptance Agreement

~~Exhibit E~~	~~-~~	~~Description of Private Restrictions~~

Exhibit F	-	~~Sign Criteria~~

Exhibit G	-	Form of Subordination Agreement

Exhibit H	-	Hazardous Materials Questionnaire

SUMMARY OF BASIC LEASE TERMS

SECTION (LEASE REFERENCE)	TERMS
A. (Introduction)	Lease Reference Date: January 22, 1996

B.	Landlord:	ROSS DRIVE INVESTORS
(Introduction)		a California general partnership

C.	Tenant:	VERITY, INC.
(Introduction)		a Delaware corporation

D. (§1.21)	Premises:	That area consisting of 33,834 square feet of gross leasable area the address of which is 894 Ross Drive, Suites 100, 101, 200, 201 and 202, Sunnyvale, CA, within the Building as Shown on Exhibit A.

E. (§1.22)	Project:	The land and improvements shown on Exhibit A consisting of one (1) buildings the aggregate gross leasable area of which is 43.925 square feet.

F. (§1.7)	Building:	This building in which the Premises are located known as 894 Ross Drive, Sunnyvale, California containing 43.925 square feet of gross leasable area.

G.	Tenant’s Share:	77.03%
(§1.29)	See First Addendum, Paragraph 5

H. (§4.5)	Tenant’s Allocated Parking Stall:	132 stalls.

I. (§1.26)	Schedule Commencement Date: June 1, 1996

J. (§1.18)	Lease Term:	105 calendar months (plus the partial month following the Commencement Date if such date is not the first day of a month).

K. (§3.1)	Base Monthly Rate: Months 1-24:	$32,142.30 ($.95 per SF

	Months 25-60:	$34,849.02 ($1.03 per SF

	Months 61-84:	$38,909.10 ($1.15 per SF

	Months 85-105:	$41,954.16 ($1.24 per SF

See First Addendum, Paragraph 5

L. (§3.3)	Prepaid Rent:	$32,142.30 which shall constitute the first month’s rent

M. (§3.5)	Security Deposit:	See First Addendum, Paragraph 4

N. (§4.1)	Permitted Use:	General office, research and development, marketing and all other related legal uses.

O. (§5.2)	Permitted Tenant’s Alterations Limit:	$5,000.00
(exclusive of Interior Improvements constructed pursuant to Exhibit B)

P. (§9.1)	Tenant’s Liability Insurance Minimum: $3,000,000.00

Q.	Landlord’s Address:	2290 North First Street
(§1.3)		Suite 300
San Jose, California 95131

R.	Tenant’s Address:	892 Ross Drive
(§1.3)		Sunnyvale, California 94089

S. (§15.13)	Retained Real Estate Brokers:	Cornish & Carey 400 Hamilton Avenue
Palo Alto, CA 94301

T. (§1.17)	Lease: This Lease includes the summary of the Basic Lease Terms, the Lease, and the following exhibits and addenda: First Addendum to Lease, Exhibit A (site plan of the Project containing description of the Premises), Exhibit B (Improvement Agreement), Exhibit C (Approved Specifications), Exhibit D (acceptance agreement), ~~Exhibit E (descriptive of Private Restrictions) Exhibit F (sign criteria)~~, Exhibit G (form of subordination agreement), Exhibit H (Hazardous Materials Questionnaire), and

The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any terms of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

LANDLORD:		TENANT:

ROSS DRIVE INVESTORS a California general partnership
a Delaware corporation

		By:	/s/ Donald C. McCauley

By:	/s/ Michael J. Biggar	Donald C. McCauley
	Michael J. Biggar	(typed or printed name)

	Manager	Title:	Vice President and CFO

By:

(typed or printed name)
Title:
Dated:
Dated: 1/29/96

2

This Lease is dated as of the lease reference date specified in Section A of the Summary and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.

ARTICLE 1

DEFINITIONS

1.1 General: Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

1.2 Additional Rent: The term “Additional Rent” is defined in ¶3.2.

1.3 Address for Notices: The term “Address for Notices” shall mean the addresses set forth in Sections O and R of the Summary; provided, however, that after the Commencement Date, Tenant’s Address for Notices shall be the address of the Premises.

1.4 Agents: The term “Agents” shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant’s subtenants and their respective agents, employees, contractors, and invitees.

1.5 Agreed Interest Rate: The term “Agreed Interest Rate” shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 5% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by law.

1.6 Base Monthly Rate: The term “Base Monthly Rent” shall mean the fixed monthly rent payable by Tenant pursuant to ¶3.1 which is specified in Section K of the Summary.

1.7 Building: The term “Building” shall mean the building in which the Premises are located which Building is identified in Section F of the Summary, the gross leasable area of which is referred to herein as the “Building Gross Leasable Area.”

1.8 Commencement Date: The term “Commencement Date” is the date the Lease Term commences, which term is defined in ¶2.2.

1.9 Common Area: The term “Common Area” shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

1.10 Common Operating Expenses: The term “Common Operating Expenses” is defined in ¶8.2.

~~1.11 Consumer Price Index~~. ~~The term “Consumer Price Index” shall refer to the Consumer Price Index, All Urban Consumers, subgroup “All Items” for the San Francisco-Oakland-San Jose metropolitan area (base year 1982-84 equals 100), which is presently being published monthly by the United States Department of Labor Bureau of Labor Statistics. However, if this Consumer Price Index is changed so that the base year is altered from that used as of the commencement of the initial term of this Lease, the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics to obtain the same results that would have been obtained had the base year not been changed. If no conversion factor is available, or if the Consumer Price Index is otherwise changed, revised or discontinued for any reason, there shall be substituted in lieu thereof and the term “Consumer Price Index” shall thereafter refer to the most nearly comparable official price index of the United States government in order to obtain substantially the same result as would have been obtained had the original Consumer Price Index not been discontinued, revised or changed, which alternative index shall be selected by Landlord and shall be subject to Tenant’s written approval.~~

1.12 Effective Date: The term “Effective Date” shall mean the date the last signatory to this Lease whose execution is acquired to make it binding on the parties hereto shall have executed this Lease.

1.13 Event of Tenant’s Default: The term “Event of Tenant’s Death” is defined in ¶13.1.

1.14 Hazardous Materials: The terms “Hazardous Materials” and “Hazardous Materials Laws” are defined in ¶7.2E.

1.15 Insured and Uninsured Peril: The terms “Insured Peril” and “Uninsured Peril” are defined in ¶11.2E.

        1.16 Law: The term “Law” shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or at any time during the Lease Term.

1.17 Lease: The term “Lease” shall mean the Summary and all elements of this Lease identified in Section T of the Summary, all of which are attached hereto and incorporated herein by this reference.

1.18 Lease Term: The term “Lease Term” shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section J of the Summary.

1.19 Lender: The term “Lender” shall mean any beneficiary, mortgage, secured party, lessor, or other holder of any Security Instrument.

1.20 Permitted Use: The term “Permitted Use” shall mean the use specified in Section N of the Summary.

1.21 Premises: The term “Premises” shall mean that building area described in Section D of the Summary that is within the Building.

1.22 Project: The term “Project” shall mean that real property and the improvements thereon which are specified in Section E of the Summary, the aggregate gross leasable area of which is referred to herein as the “Project Gross Leasable Area.”

1.23 Private Restrictions: The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date and are approved by Tenant.

1.24 Real Property Taxes: The term “Real Property Taxes” is defined in ¶8.3.

1.25 Scheduled Commencement Date: The term “Scheduled Commencement Date” shall mean the date specified in Section I of the Summary.

1.26 Security Instrument: The term “Security Instrument” shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

1.27 Summary: The term “Summary” shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

1.28 Tenant’s Alterations: The term “Tenant’s Alterations” shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

1.29 Tenant’s Share: The term “Tenant’s Share” shall mean the percentage obtained by dividing Tenant’s Gross Leasable Area by the Building Gross Leasable Area, which as of the Effective Date is the percentage identified in Section G of the Summary.

1.30 Trade Fixtures: The term “Trade Fixtures” shall mean (i) Tenant’s inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

ARTICLE 2

DEMISE, CONSTRUCTION, AND ACCEPTANCE

2.1 Demise of Premises: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant’s own use in the conduct of Tenant’s business together with (i) the non-exclusive right to use the number of Tenant’s Allocated Parking Stalls within the Common Area (subject to the limitations set forth in ¶4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant’s use of the Premises.

2.2 Commencement Date: ~~If Landlord is not obligated to construct improvements prior to the Commencement Date pursuant to ¶2.3, then on the Scheduled Commencement Date Landlord shall deliver possession of the Premises to Tenant and the Leas Term shall commence, and such date shall be referred to herein as the “Commencement Date.” If Landlord is required to construct improvements to the Premises prior to the Commencement Date, then~~ The Scheduled Commencement Date shall be only an estimate of the actual Commencement Date, and subject to the provisions of Exhibit B. The term of this Lease shall begin on the first later to occur of the following, which shall be the “Commencement Date”: (i) the date Landlord offers to deliver possession of the premises to Tenant following substantial completion of all improvements to be constructed by Landlord pursuant to ¶2.3 except for punchlist items which do not prevent Tenant from using the Premises for the Permitted Use and such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do; or (ii) ~~the date Tenant enters into occupancy of the Premises~~ June 1, 1996.

        2.3 Construction pof Improvements: Prior to the Commencement Date, Landlord shall construct certain improvements that shall constitute or become part of the Premises if required by, and then in accordance with, the terms of Exhibit B and Exhibit C.

2.4 Delivery and Acceptance of Possession: If this Lease provides that Landlord must deliver possession of the Premises to Tenant on a certain date, then if Landlord is unable to deliver possession of the Premises to Tenant on or before such date for any reason whatsoever, this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Tenant shall accept possession and enter into good faith occupancy of the entire Premises and commence the operation of its business therein within 30 days after the Commencement Date. Tenant acknowledges that it has had the opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition, “as-is”, including all patent and latent defects. Tenant’s taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of any work of improvement done by Landlord in such part as complete and in accordance with the terms of this Lease except for defects of which Tenant has given Landlord written notice prior to the time Tenant takes possession. At the time and delivers possession of the Premises to Tenant, Landlord and Tenant shall together execute an acceptance agreement in the form attached as Exhibit D, as appropriately completed. Landlord shall have no obligation to deliver possession, nor shall Tenant be entitled to take occupancy, of the Premises until such acceptance agreement has been executed, and Tenant’s obligation to pay Base Monthly Rent and Additional Rent shall not be excused or delayed because of Tenant’s failure to execute such acceptance agreement.

2.5 Early Occupancy: If Tenant enters or permits its contractors to enter the Premises prior to the Commencement Date with the written permission of Landlord, it shall do so upon all of the terms of this Lease (including its obligations regarding indemnity and insurance) except those regarding the obligation to pay rent, which shall commence on the Commencement Date.

ARTICLE 3

RENT

3.1 Base Monthly Rent: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section K of the Summary.

3.2 Additional Rent: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the “Additional Rent”): (i) any late charges or interest due Landlord pursuant to ¶3.4; (ii) Tenant’s Share of Common Operating Expenses as provided in ¶8.1; (iii) Landlord’s share of any Subrent received by Tenant upon certain assignments and sublettings as required by ¶14.1; (iv) any legal fees and costs due Landlord pursuant to ¶15.9; and (v) any other charges due Landlord pursuant to this Lease.

3.3 Payment of Rent: Concurrently with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in Section L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If Section K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in ¶11.4 and ¶12.3), and without any prior demand therefore. Rent shall be paid to Landlord at its address set forth in Section P of the Summary, or at such other place as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and Tenant’s Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

3.4 Late Charge and Interest on Rent in Default: If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within three business days after Landlord has notified Tenant in writing that payment of such rent has not been received by Landlord, then Tenant shall immediately pay to Landlord a late charge equal to 5% of such delinquent rent as liquidated damages for Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to ¶13.2B. If any rent remains delinquent for a period in excess of 30 days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

        3.5 Security Deposit: On the Effective Date, Tenant shall deposit with Landlord the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the “Security Deposit”). Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon termination of the Lease; and (iv) to remedy any other default of Tenant to the extent permitted by Law and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord may pay the Security Deposit to any transferee of Landlord’s interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.

ARTICLE 4

USE OF PREMISES

4.1 Limitation on Use. Tenant shall use the Premises solely for the Permitted Use specified in Section N of the Summary. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building; or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant’s Trade Fixtures and Tenant’s Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained an disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in an neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

4.2 Compliance with Regulations: Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant’s Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tennant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

4.3 Outside Areas: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

4.4 Signs: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord’s sign criteria attached as Exhibit F, and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair.

4.5 Parking: Tenant is allocated and shall have the non-exclusive right to use not more than the number of Tenant’s Allocated Parking Stalls contained within the Project described in Section H of the Summary for its use and the use of Tenant’s Agents, the location of which may be designated from time to time by Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project, not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

        4.6 Rules and Regulations: Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant ten (10) days following delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rule and regulations.

ARTICLE 5

TRADE FIXTURES AND ALTERATIONS

5.1 Trade Fixtures. Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant’s property.

5.2 Tenant’s Alterations: Construction by Tenant, of Tenant’s Alterations shall be governed by the following:

A. Tenant shall not construct any Tenant’s Alterations or otherwise alter the Premises without Landlord’s prior written approval (which shall not be unreasonably withheld). Tenant shall be entitled, without Landlord’s prior approval, to make Tenant’s Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonably estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant’s Alterations, together do not exceed the Permitted Tenant Alterations Limit specified in Section O of the Summary per work of improvement. In the event Landlord’s approval for any Tenant’s Alterations is required, Tenant shall not construct the Leasehold Improvement until Landlord has approved in writing the plans and specifications therefore, and such Tenant’s Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant’s Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using new materials of good quality.

B. Tenant shall not commence construction of any Tenant’s Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days’ prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders’ risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

C. All Tenant’s Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant’s Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant’s Alterations, Tenant shall so remove such Tenant’s Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant’s Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Leasehold Improvement in question; (ii) at the time Tenant requested Landlord’s approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Leasehold Improvements at the expiration of the Lease Term.

5.3 Alterations Required by Law: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant’s particular use or change of use of the Premises; (ii) Tenant’s application for any permit or governmental approval; or (iii) Tenant’s construction or installation of any Tenant’s Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord’s right to reimburse from Tenant specified in ¶5.4).

5.4 Amortization of Certain Capital Improvements: Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project and the cost thereof is not reimbursable as a Common Operating Expense: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building services equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project; (iii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear; and (iv) restoration of any part of the Project that has been damaged by any peril to the extent the cost thereof is not covered by insurance proceeds actually recovered by Landlord up to a maximum amount per occurrence of 10% of the then replacement cost of the Project. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

A. All costs paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional leader, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

B. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant’s Share of that portion of such amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

5.5 Mechanic’s Liens: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant’s Agents relating to the Project. If any claim of lien is recorded (except those caused by other tenants in the Project, by Landlord or Landlord’s Agents), Tenant shall bond against or discharge the same within 10 days after the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

5.6 Taxes on Tenant’s Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax of any other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

ARTICLE 6

REPAIR AND MAINTENANCE

6.1 Tenant’s Obligation to Maintain: Except as otherwise provided in ¶6.2, ¶11.1, and ¶12.3, Tenant shall be responsible for the following during the Lease Term:

A. Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and (v) any automatic fire extinguisher equipment in the Premises.

B. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

C. Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor reasonably approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 60 days during the Lease Term. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior services) in the Premises with a contractor approved by Landlord, which contract provides for the period washing of all such windows at least once every 60 days during the Lease Term that the quality of work is reasonably consistent with that of professional contractors. Tenant shall furnish Landlord with copies of all such services contracts, which shall provide that they may not be cancelled or changed without at least 30 days’ prior written notice to Landlord.

D. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant’s Alterations Limit, then Tenant shall first obtain Landlord’s written approval of the scope of the work, plans therefore, materials to be used, and the contractor.

6.2 Landlord’s Obligation to Maintain: Landlord shall repair, maintain and operate the Common Area and repair and maintain the roof, exterior and structural parts of the building(s) including the structural components of the floor slab, foundation, and bearing walls located on the Project so that the same are kept in good order and repair. If there is central HVAC or other building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building, Landlord shall maintain and operate (and replace when necessary) such equipment. Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant’s Agents except as otherwise required by Article 11 and subject to Paragraph 9.4. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole but reasonable discretion of Landlord.

6.3 Control of Common Area: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant’s use of the Premises without first obtaining Tenant’s consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant’s Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

ARTICLE 7

WASTE DISPOSAL AND UTILITIES

7.1 Waste Disposal: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant’s sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

7.2 Hazardous Materials: Landlord and Tenant agree as follows with respect to the existence or use of the Hazardous Materials on the Project:

A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant’s Agents after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonable acceptable to Landlord, and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys’ fees, experts’ fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant’s Agents after the Effective Date.

B. If the presence of Hazardous Materials on the Project caused or permitted by Tenant or Tenant’s Agents after the Effective Date results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials                      Tenant or Tenant’s agents.

C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary for the operation of Tenant’s business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises and which Landlord consents in writing may be brought onto the Premises. At any time during the Lease Term, Tenant shall, within five business days after written request therefore received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

D. Landlord may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests, and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in ¶7.2A and/or ¶7.2B; otherwise, such costs shall be paid entirely by Landlord.

E. As used herein, the term “Hazardous Material,” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material,” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term “Hazardous Material Law” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

F. The obligation of Landlord and Tenant under this ¶7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this ¶7.2. In the event of any inconsistency between any other part of this Lease and this ¶7.2, the terms of this ¶7.2 shall control.

7.3 Utilities: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including without limitation (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. ~~However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s reasonable estimate of the cost of Tenant’s excess use of such utility service, or (ii) install a separate meter (at Tenant’s expense) to measure the utility service supplied to the Premises.~~

7.4 Compliance with Governmental Regulations: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control, Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

ARTICLE 8

COMMON OPERATING EXPENSES

        8.1 Tenant’s Obligation to Reimburse: As Additional Rent, Tenant shall pay Tenant’s Share (specified in Section G of the Summary) of all Common Operating Expenses; provided, however, if the Project contains more than one building, then Tenant shall pay Tenant’s Share of all Common Operating Expenses fairly allocable to the Building including (i) all Common Operating Expenses paid with respect to the maintenance, repair, replacement and use of the Building, and (ii) a proportionate share (based on the Building Gross Leasable Area as a percentage of the Project Gross Leasable Area) of all Common Operating Expenses which relate to the Project in general are not fairly allocable to any one building that is part of the Project. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 10 days after receipt of a written bill therefore from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant’s Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord’s reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord’s fiscal year in question; (ii) during such Landlord’s fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of the Base Monthly Rent; and (iii) within 90 days after the end of each Landlord’s fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord’s fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit (or cash if at the end of the Lease Term) by Landlord against the next installment of Base Monthly Rent, as the case may require, within 10 days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant’s Share of all Common Operating Expenses for such Landlord’s fiscal year and no more. Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect at Landlord’s office during normal business hours Landlord’s books and records as they relate to Common Operating Expenses. Such inspection must be within 30 days of Tenant’s receipt of Landlord’s annual statement for the same, and shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection.

8.2 Common Operating Expenses Defined: The term “Common Operating Expenses” shall mean the following:

A. All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project; (ii) maintenance of the liability, fire and property damage insurance covering the Project carried by Landlord pursuant to ¶9.2 (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, direction or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and (viii) providing security. For the purpose of determining operating expenses as set forth in Paragraph 8.2 hereof, “Common Operating Expenses” shall in no event include expenses incurred for the following: (i) Leasing commissions, attorney’s fees, costs and disbursement and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants; (ii) Depreciation; and (iii) Advertising and promotional expenditures.

B. The following costs: (i) Real Property Taxes as defined in ¶8.3; (ii) the amount of any “deductible” paid by Landlord with respect to damage caused by any insured Peril; (iii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any 12 month period equal to 2% of the replacement cost of the buildings or other improvements damaged; and (iv) that portion of all compensation (including benefits and premiums for workers’ compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by ¶8.2A that is fairly allocable to the Project;

C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant’s Share of Common Operating Expenses shall not exceed the monthly rate of ~~5%~~ 4% of the Base Monthly Rent.

D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that Common Operating Expenses shall not include any of the following: (i) payments on any loans or ground leases affecting the Project; (ii) depreciation of any buildings or any major systems of building service equipment within the Project; (iii) leasing commissions; (iv) the cost of tenant improvements installed for the exclusive use of other tenants of the Project; and (v) any cost incurred in complying with Hazardous Materials Laws, which subject is governed exclusively by ¶7.2.

8.3 Real Property Taxes Defined: The term “Real Property Taxes” shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the

Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord’s business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord’s interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord’s business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance: Tenant shall maintain insurance complying with all of the following:

A. Tenant shall procure, pay for and keep in full force and effect the following:

(1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant’s Liability Insurance Minimum specified in Section P of the Summary, which insurance shall contain a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in ¶10.3;

(2) Fire and property damage insurance in so-called “all risk” form insuring Tenant’s Trade Fixtures and Tenant’s Alterations for the full actual replacement cost thereof;

~~(3)~~ Such other insurance that reasonably ~~is either~~ (i) required by any Lender, ~~or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar business.~~

B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this ¶9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least 3 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a “deductible” in excess of such amount as is approved reasonably by Landlord; (vii) shall contain a cross liability endorsement; and (viii) shall contain a “severability” clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this ¶9.1.

C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this ¶9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this ¶9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this ¶9.1. If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this ¶9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

9.2 Landlord’s Insurance. Landlord shall have the following obligations and options regarding insurance:

                A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called “all risk” form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Such fire and property damage insurance (i) may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and to provide such additional coverage as Landlord reasonably requires, and (ii) shall contain reasonable “deductibles” which, in the case of earthquake and flood insurance, may be up to 15% of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant’s Alterations of Tenant.

B. Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

9.3 Tenant’s Obligation to Reimburse: If Landlord’s insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant’s use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

9.4 Release and Waiver of Subrogation: The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs ¶9.1A and ¶9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of ¶9.1 to the extent permitted by this Lease; and (iii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damages covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved. This waiver shall also apply in any situation where there is no “valid and collectible” insurance policy due to a failure of a party in breach of this Lease to maintain insurance required hereunder.

ARTICLE 10

LIMITATION ON LANDLORD’S

LIABILITY AND INDEMNITY

10.1 Limitation on Landlord’s Liability: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant’s Agents, damage to the property of Tenant or Tenant’s Agents, or loss to Tenant’s business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to ¶9.4, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord’s or its agents’ willful misconduct or active negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure.

10.2 Limitation on Tenant’s Recourse: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligation.

        10.3 Indemnification of Landlord: Subject to Paragraph 9.4, Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or active negligence of Landlord of which Landlord has had notice and a reasonable time to cure, but which Landlord has filed to cure) occurring in or a bout or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its agents, employees and contractors, wherever the same may occur, or (iii) an Event of Tenant’s Default. The provisions in this ¶10.3 shall survive the expiration or sooner termination of this Lease.

ARTICLE 11

DAMAGE TO PREMISES

11.1 Landlord’s Duty to Restore: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to ¶11.2 or by Tenant pursuant to ¶11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to ¶9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either ¶11.2 or ¶11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to the property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord’s obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant’s Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to ¶9.1A(2) shall be used for such purpose.

11.2 Landlord’s Right to Terminate: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage.

A. Either the Project or the Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds 33% of the then actual replacement cost thereof;

B. Either the Project or the Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 2% of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this ¶11.2B if one or more tenants of the Project agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease;

C. The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent when due; provided, however, that Landlord may not terminate this Lease pursuant to this ¶11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within 15 days following the date of such damage; or

D. Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

E. As used herein, the following terms shall have the following meanings: (1) the term “Insured Peril” shall mean a peril actually insured or required hereunder to be insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any “deductible” amount specified by such insurance) to restore the Project under then existing building codes to the condition existing immediately prior to the damage; and (ii) the term “Uninsured Peril” shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the “deductible” for earthquake or flood insurance exceeds 2% of the replacement cost of the improvements insured, such peril shall be deemed an “Uninsured Peril.”

        11.3 Tenant’s Right to Terminate: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to ¶11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only be delivery to Landlord of a written notice of election to terminate within 15 days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within 180 days after the date of such damage; or

B. The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within 90 days after the date of such damage and such damage renders unusable more than 30% of the Premises.

11.4 Abatement of Rent: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant’s business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

ARTICLE 12

CONDEMNATION

12.1 Landlord’s Termination Right: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any part of the Premises is so taken, (ii) more than 10% of the Building Leaseable Area is so taken, or (iii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

12.2 Tenant’s Termination Right: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant’s business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by ¶2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures (which Landlord shall build, if at all, at its sole cost) or restriping for compact cars where permitted by Law) or by alternative parking facilities on the other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

12.3 Restoration and Abatement of Rent: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

12.4 Temporary Taking: If any portion of the Premises is temporarily taken for one year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant’s ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

12.5 Division of Condemnation Award: Any award made as a result of condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following so long as the award made to Landlord is not thereby reduced: (i) for the taking of personal property or Trade Fixtures belongings to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, (iii) for loss of Tenant’s goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

ARTICLE 13

DEFAULT AND REMEDIES

        13.1 Events of Tenant’s Default: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an “Event of Tenant’s Default”):

A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within 3 business days after delivery of written notice from Landlord specifying such failure to pay; or

B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such reach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30-day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed but not to exceed 90 days from the date of Landlord’s notice; or

C. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

D. Tenant shall have abandoned the Premises or left the Premises substantially vacant; or

E. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 USC §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s Interest in this lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s Interest in the Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

F. Tenant shall have failed to deliver documents required of it pursuant to ¶15.4 or ¶15.6 within the time periods specified therein. See First Addendum To Lease Paragraph 5.

13.2 Landlord’s Remedies: If an Event of Tenant’s Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease; including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety or persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within 3 business days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

B. Landlord may enter the Premises and release them to third parties for Tenant’s account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in releasing the Premises, including brokers’ commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

C. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this ¶13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord’s interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord’s Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant’s right to possession of the Premises.

D. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate the Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by ¶13.C, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

E. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2, (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term “rent” includes Base Monthly Rent and Additional Rent. Such damages shall include:

(1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

(2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; (vi) attorneys’ fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant’s default.

F. Nothing in this ¶13.2 shall limit Landlord’s right to indemnification from Tenant as provided in ¶7.2 and ¶10.3. Any notice given by Landlord in order to satisfy the requirements of ¶13.1A or ¶13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

13.3 Waiver: One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

13.4 Limitation on Exercise of Rights: At any time that an Event of Tenant’s Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease, which would otherwise be available to it.

13.5 Waiver by Tenant of Certain Remedies: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure. Nothing herein, however, shall be construed so as to preclude Tenant from making repairs if Landlord fails to do so and thereafter bringing suit for reimbursement.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfer By Tenant: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this ¶14.1 as “Tenant”):

                A. Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily, or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord’s consent is granted. Landlord’s reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord’s behalf of (i) Hazardous Materials (as defined in Section 7.2E of this Lease) used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law (as defined in Section 7.2E of this lease) by the Tenant or the proposed Subtenant or Assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant’s notice give to Landlord pursuant to ¶14.1B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefore with Tenant. Any attempted Transfer without Landlord’s consent shall constitute an Event of Tenant’s Default and shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this ¶14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

B. At least 1530 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord’s approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee’s business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord’s standard Hazardous Materials Questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord’s receipt of such notice from Tenant. Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a Transfer within the later of (i) 15 days of receipt of such request together with the required accompanying documentation, or (ii) seven days after Landlord’s receipt of all information which Landlord reasonably requests within seven days after it receives Tenant’s first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, Landlord will be deemed to have withheld consent to such Transfer. Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

C. In the event that Tenant seeks to make any Transfer of the entire Premises (excluding permitted transfers) Landlord shall have the right to terminate this Lease ~~or, in the case of a sublease of less than all of the Premises, terminate this Lease so that part of the Premises proposed to be sublet,~~ either (i) on the condition that the proposed transferee immediately enter into a direct lease of the Premises with Landlord ~~(or, in the case of a partial sublease, a lease for the portion proposed to be so sublet)~~ to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate this Lease then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed transferee, Tenant’s obligation under this Lease shall not be terminated until such transferee executes a new lease with Landlord specifying a Commencement Date ~~enters into possession~~ and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety ~~(or as to the space to be so sublet)~~ fifteen (15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease.~~, if it is terminated in its entirety; or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant’s Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises.~~ Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

D. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

(1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

(2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 50% of all Subrent (as defined in ¶14.1D(5)) received by Tenant over and over above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

(3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 50% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. In calculating Landlord’s share of any periodic payments, all Permitted Transfer Costs shall be first recovered by Tenant.

(4) Tenant’s obligations under this ¶14.1D shall survive any Transfer, and Tenant’s failure to perform its obligations hereunder shall be an Event of Tenant’s Default. At the time Tenant makes any payment to Landlord required by this ¶14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant’s books and records relating to the payments due hereunder. Upon request therefore, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

(5) As used in this ¶14.1D, the term “Subrent” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant’s assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this ¶14.1D, the term “Permitted Transfer Costs” shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, and (ii) all reasonable attorneys’ fees incurred by Tenant with respect to the Transfer in question, and (iii) tenant improvements.

E. If Tenant is a corporation, the following shall be deemed a voluntary assignment of the Tenant’s interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner owning 25% or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.

F. Notwithstanding anything contained in ¶14.1, so long as Tenant otherwise complies with provisions of ¶14.1 Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to ¶14.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to ¶14.1D:

(1) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%;

(2) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and

(3) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

14.2 Transfer by Landlord: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of obligations of the Landlord hereunder which may accrue after the date of such transfer                      obligation to return the Security Deposit to Tenant (unless the Security deposit is transferred to the Landlord’s transferee). After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Premises.

ARTICLE 15

GENERAL PROVISIONS

15.1 Landlord’s Right to Enter: Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours’ prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant’s obligations when Tenant has failed to do so after written notice from Landlord; (vii) (during the last nine (9) months of the Lease Term) placing upon the Premises ordinary “for lease” signs reasonably or “for sale” signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord reasonably may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this ¶15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

15.2 Surrender of the Premises: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to ¶7.2A or ¶7.2B and (iv) Landlord’s negligence, willful misconduct and/or breach of the Lease. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process and normal use which occurs in spite of prudent application and the best standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance for which Tenant or its agents are responsible. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease: (i) all interior walls shall be painted or cleaned so that they appear freshly painted; (ii) all tiled floors shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (v) all windows shall be washed; (vi) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm; and (vii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant’s Alterations which Tenant is required to remove pursuant to ¶5.2 and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant.                          made since the Commencement date which Landlord does not require to be returned to its original condition. Tenant shall have no obligation to remove the Interior Improvements constructed pursuant to Exhibit B. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs reasonably incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

15.3 Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 125% of the Base Monthly Rent payable during the last full calendar month of the Lease Term.

15.4 Subordination: The following provisions shall govern the relationship of this Lease to any Security Instrument:

A. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

B. At Landlord’s election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

                C. Tenant shall upon request execute any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Interest. Tenant’s failure to execute any such document or instrument within 15 days after written demand therefore shall constitute an Event of Tenant’s Default. Tenant approves as reasonable the form of subordination agreement attached to this Lease as Exhibit G.                          required payment of fees and/or costs as a condition of such Agreement, Tenant shall pay such fees and/or costs.

Notwithstanding any other provision hereof, Tenant’s obligation to subordinate this Lease to any future Security Instrument shall be conditioned upon the execution of a Non-Disturbance Agreement by the holder of such Security Instrument on the holder’s standard form.

15.5 Mortgagee Protection and Attornment: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power or sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorney to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

15.6 Estoppel Certificate and Financial Statements: At all time during the Lease Term, each party agrees following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party’s knowledge; any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party’s performance, and (iii) no rent has been paid more than 30 days in advance. At any time during the Lease Term Tenant shall, upon 15 days’ prior written notice from Landlord, provide Tenant’s most recent financial statement and financial statements covering the 24 month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

15.7 Reasonable Consent: Whenever any party’s approval or consent is required by this Lease before an action may be taken by the other party, such approval or consent shall not be unreasonably withheld or delayed.

15.8 Notices: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile telecopy, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section Q or Section R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party’s Address for notices. Either party may change its address by giving notice of the same in accordance with this ¶15.8, provided, however, that any address to which notices may be sent must be a California address.

15.9 Attorneys’ Fees: In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees, court costs, and experts’ fees as may be fixed by the court.

15.10 Corporate Authority: If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

15.11 Miscellaneous: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in now ay affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. “Party” shall mean Landlord or

Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “shall,” “will” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that (i) the gross leasable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform or act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

15.12 Termination by Exercise of Right: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This ¶15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant’s Default.

15.13 Brokerage Commissions: Each party (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers if there is a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

15.14 Force Majeure: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.

15.15 Entire Agreement: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant’s intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of the Tenant’s business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supercedes or cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

LEASE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:

ROSS DRIVE INVESTORS a California general partnership

By:	/s/ Michael J. Biggar
Michael J. Biggar
Manager

Dated:	1/29/96

TENANT:

VERITY, INC. a Delaware corporation

By:	/s/ Donald C. McCauley
Donald C. McCauley
Title:	Vice President and CFO

By:
Title:
Dated:

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “Amendment”) is entered into on June 20, 1996 (the “Effective Date”) by and between ROSS DRIVE INVESTORS, a California general partnership (“Landlord) and VERITY, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant have previously entered into a Lease dated January 22, 1996, as amended by the First Addendum to Lease of the same date (the “First Addendum”) (collectively “Lease”), respecting premises commonly known as 894 Ross Drive, Sunnyvale, California, and as more particularly described in the Lease (the “Premises,”).

B. There currently exists some space in the Premises, which has not yet been delivered to Tenant,, consisting of (i) approximately 2,363 square feet of space, as shown on the cross-hatched map attached hereto as Exhibit “A” (the “Remaining Space”) and (ii) an additional 150 square feet of space, currently utilized by another tenant of Landlord, as shown on the cross-hatched map attached here to as Exhibit “B” (the “Storage Space”).

C. The parties hereby enter into this Amendment in order to modify Tenant’s obligations to pay rent and its share of costs with respect to the Remaining Space and the Storage Space, as well as to specify Landlord’s obligations to complete certain tenant improvement work. Unless otherwise defined, all terms used herein shall have the same meanings as given them in the Lease.

AGREEMENT

1. Delivery of Storage Space. The Storage Space shall be deemed to be part of Suite 205, as defined in Paragraph 5 of the First Addendum. The Lease Term for the Storage Space shall begin on the Expansion Space Commencement Date for Suite 205 and the Storage Space shall otherwise be subject to all of the provisions of Paragraph 5 of the First Addendum

2. Base Monthly Rent. Notwithstanding Paragraph 5 of the First Addendum or any other provision in the Lease to the contrary, Tenant’s obligations to pay Base Monthly Rent, Tenant’s share of Common Operating Expenses or any other monetary obligations under Lease, shall not commence with respect to the Remaining Space and the Storage Space until Landlord delivers possession of the Remaining Space and the Storage Space, respectively, to Tenant.

3. Change In Other Terms. The Lease contemplated that the Storage Space would be a part of the Premises from the Commencement Date of the Lease. Accordingly, based on the postponement of the time when Tenant will receive possession of the Storage Space, the following changes to the Lease shall be effective until the Expansion Space Commencement Date for the Storage Space:

A. Base Monthly Rent shall be as follows: Months 1-24 $31,999.80 per month; Months 25-60 $34,694.52; Months 61-84 $38,736.60; and Months 85-105 $41,768.16

B. Tenant’s Share shall be 16.69%.

4. Delivery of Remaining Space. Landlord shall deliver possession of the Remaining Space on or before 5:00 p.m. on June 27, 1996 (the “Delivery Date”), as delivery of possession is, contemplated by Paragraph 2.2(i) of the Lease. In addition to Tenant’s other remedies, if such delivery of possession is not made at such time, and for each day thereafter that Landlord delays delivery of the Remaining Space to Tenant, Landlord shall pay to Tenant One Thousand Dollars ($1,000), up to a maximum of Ten Thousand Dollars ($10,000), until possession of the Remaining Space is delivered to Tenant. Landlord acknowledges and agrees that if Landlord fails to deliver possession of the Remaining Space to Tenant on or before the Delivery Date, Tenant will sustain damages and loss as a result of such failure (“Damages”). By placing their initials here, Landlord: MJB and Tenant: TJM agree that the exact amount of the Damages will be extremely difficult to ascertain. Accordingly, Landlord and Tenant agree that Tenant shall be entitled to recover from Landlord, as liquidated damages and not as a penalty, the amounts set forth in the Paragraph. Landlord and Tenant hereby agree that the amounts set forth in this Paragraph are a reasonable estimate of the Damages which Tenant will sustain by reason of Landlord’s failure to deliver possession of the Remaining Space.

3. Tenant Improvements. At its sole cost and expense, Landlord shall complete the tenant improvement work shown on Exhibit “C” hereto prior to delivery of possession of the Remaining Space to Tenant.

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IN WITNESS WHEREOF, the parties hereby enter into this Agreement as, of the Effective Date.

LANDLORD:		TENANT:

ROSS DRIVE INVESTORS a California general partnership		VERITY, INC., a Delaware corporation

By:	/s/ Michael J. Biggar	By:	/s/ Timothy J. Moore
	Michael J. Biggar		Timothy J. Moore
	Manager		Vice President Strategic Investments And General Counsel

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SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Amendment”) is dated as of November 5, 1996, for reference purposes only, and is made between Ross Drive Investors, a California general partnership (“Landlord”) and Verity, Inc., a Delaware corporation (“Tenant”) with reference to the following facts and circumstances, which are conclusively agreed between the parties:

A. Landlord and Tenant are parties to a Lease and First Addendum to Lease dated for reference purposes as of January 22, 1996, as modified by a First Amendment to Lease dated as of June 20, 1996 (referred to collectively as the “Lease”). All capitalized words having an assigned meaning in the Lease shall continue to have such meaning in this Amendment unless explicitly modified.

B. Pursuant to the original Lease, Tenant leased from Landlord 33,834 rentable square feet of space constituting Landlord’s premises located at 894 Ross Drive, Sunnyvale, California (the “Premises”).

C. Pursuant to the First Addendum to Lease, Paragraph 5, Tenant is obligated to lease certain spaces referred to in the lease as the Expansion Space when they become available, and to execute an amendment to this Lease including such spaces. The two spaces making up the Expansion Space are Suites 203 and 205. Suite 203 will become available upon the voluntary termination of the existing tenant’s lease on October 31, 1996. Suite 203 contains 5,070 rentable square feet of space.

D. Pursuant to the First Amendment to Lease, it was acknowledged that 150 rentable square feet of space, identified therein as the “Storage Space”, was to have been delivered to Tenant with the rest of the Premises under the Original Lease, but that this did not occur and the delivery of such Storage Space would be delayed until delivery of Suite 205. Accordingly, the parties acknowledged certain related changes in the rent structure, and diminution of the size of the original Premises from 33,834 rentable square feet to 33,684 rentable square feet.

Second Amendment To Lease	Page 2 of 4

E. Landlord and Tenant wish to amend the Lease to provide for Tenant’s additional lease of suite 203 as set forth below.

Now, therefore, in consideration of all of the foregoing facts and circumstances, and for good and valuable consideration, the receipt of which is acknowledged by each party, Landlord and Tenant agree to and do amend the Lease as follows:

1. Demise Of Premises: Term

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain 5,070 rentable square feet of space located at 894 Ross Drive, Suite 203, Sunnyvale, California (referred to herein as “Suite 203), for a term which shall run from the Expansion Space Commencement Date to the expiration or earlier termination of the Lease. The Expansion Space Commencement Date for Suite 203 shall be November 5, 1996. Upon the Expansion Space Commencement Date for Suite 203, the total Premises leased to Tenant will be 38,754 rentable square feet, and all references to the “Premises” shall mean and include both the originally identified Premises, less the Storage Space, and the Suite 203 area added hereby.

2. Base Monthly Rent

Beginning on the Expansion Space Commencement Date for Suite 203, the Base Monthly Rent for Suite 203 shall be $0.95 per rentable square feet for a monthly total of $4,816.50 per month, which shall be in addition to all other Base Monthly Rent provided under the Lease, and which shall make the total Base Monthly Rent from and after the Expansion Space Commencement Date for Suite 203 a total of $36,816.30 per month.

Whenever, pursuant to Paragraph 3A of the First Amendment to Lease, the rent for the Premises shall increase, the rent applicable to Suite 203 shall also increase at the same rate. (For purposes of example, and not by way of limitation, beginning in Month 25 of the Lease, the rent for Suite 203 shall increase to $1.03 per rentable square foot, and thus shall increase the sums set forth in Paragraph 3A of the First Amendment to Lease by said sum; beginning in Months 61 and 85, further rent increases shall occur on the same basis.)

Second Amendment To Lease	Page 3 of 4

3. Tenant’s Share

Beginning on the Expansion Space Commencement Date for Suite 203, the Tenant’s Share, as set forth in Paragraph G of the Summary of Basic Lease Terms, shall be 88.23%.

4. Parking

Beginning on the Expansion Space Commencement Date for Suite 203, the Tenant’s Allocated Parking Stalls, as set forth in Paragraph H of the Summary of Basic Lease Terms, shall be increased to a total of 152 Tenant’s Allocated Parking Stalls.

5. Continuing Obligation; Incorporation

Except as expressly set, forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length (including, but not limited to the provisions of Paragraph 5 of the First Addendum to Lease, which remain in full force and effect).

6. Effect of Amendment

This Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect.

7. Authority

Each individual executing this Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and the other organic documents of the corporation.

Second Amendment To Lease	Page 4 of 4

8. Brokerage Commissions

Neither party has been represented by a real estate broker in regard to the transaction represented by this Amendment, and no brokerage commissions or finder’s fees are due in regard to the transaction. Tenant will hold Landlord harmless and indemnify Landlord against any claim, loss, or damage, including reasonable attorney’s fees, in regard to a brokerage commission or finder’s fee claim by a broker or finder under contract with or working with Tenant. Landlord will hold Tenant harmless and indemnify Tenant against any claim, loss, or damage, including reasonable attorney’s fees, in regard to a brokerage commission or finder’s fee claim by a broker or finder under contract with or working with Landlord.

9. Entire Agreement

The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither. Landlord nor Landlord’s Agents have made any legally binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the suite 203, the Premises, or the improvements thereto or the suitability of the Suite 203, the Premises, or the Project for Tenant’s business.

Dated: November 5, 1996

LANDLORD

Ross Drive Investors, a California general partnership

/s/ Michael J. Biggar
By:	Michael J. Biggar, Manager

Dated: November 5, 1996

TENANT

Verity, Inc., a Delaware corporation

/s/ [illegible]

By:
[Print Name and Title]

Dated: November 5, 1996

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the “Amendment”) is dated as of January 17, 1997, for reference purposes only, and is made between Ross Drive Investors, a California general partnership (“Landlord”) and Verity, Inc., a Delaware corporation (“Tenant”) with reference to the following facts and circumstances, which are conclusively agreed between the parties:

A. Landlord and Tenant are parties to a Lease and First Addendum to Lease dated for reference purposes as of January 22, 1996, as modified by a First Amendment to Lease dated as of June 20, 1996 and a Second Amendment to Lease dated as of November 5, 1996 (referred to collectively as the “Lease”). All capitalized words having an assigned meaning in the Lease shall continue to have such meaning in this Amendment unless explicitly modified.

B. Pursuant to the original Lease, Tenant leased from Landlord 33,834 rentable square feet of space constituting Landlord’s premises located at 894 Ross Drive, Sunnyvale, California (the “Premises”).

C. Pursuant to the First Addendum to Lease, Paragraph 5, Tenant is obligated to lease certain spaces referred to in the lease as the Expansion Space when they become available, and to execute an amendment to this Lease including such spaces. The two spaces making up the Expansion Space are Suites 203 and 205.

D. Pursuant to the First Amendment to Lease, it was acknowledged that 150 rentable square feet of space, identified therein as the “Storage Space” was to have been delivered to Tenant with the rest of the Premises under the original Lease, but that this did not occur and that the delivery of such Storage Space would be delayed until delivery of Suite 205. Accordingly, the parties acknowledged certain related changes in the rent structure, and diminution of the size of the original Premises from 33,834 rentable square feet to 33,684 rentable square feet.

E. Suite 203 became available and has been delivered to Tenant, pursuant to a Second Amendment to Lease dated as of November 5, 1996.

Third Amendment To Lease	Page 2 of 4

F. Landlord has delivered Suite 205 and the Storage Space to Tenant. Suite 205 contains 5021 rentable square feet of space and the Storage Space contains 150 rentable square feet of space, for a total of 5,171 rentable square feet of space.

G. Landlord and Tenant wish to amend the Lease to provide for Tenant’s additional lease of Suite 205 and the Storage Space as set forth below.

Now, therefore, in consideration of all of the foregoing facts and circumstances, and for good and valuable consideration, the receipt of which is acknowledged by each party, Landlord and Tenant agree to and do amend the Lease as follows:

1. Demise Of Premises; Term

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain 5,171 rentable square feet of space located at 894 Ross Drive, Suite 205, Sunnyvale, California, including the Storage Space (collectively referred to in the remaining portions of this Amendment as “Suite 205”), for a term which shall run from the Expansion Space Commencement Date to the expiration or earlier termination of the Lease. The Expansion Space Commencement Date for Suite 205 shall be December 10, 1996. On the Expansion Space Commencement Date for Suite 205, the total Premises leased to Tenant will be 43,925 rentable square feet, and all references to the “Premises” shall mean and include both the originally identified Premises, Suite 203, and Suite 205.

2. Base Monthly Rent

Beginning on the Expansion Space Commencement Date for Suite 205, the Base Monthly Rent for Suite 205 and the Storage Space shall be $0.95 per rentable square feet for a monthly total of $4,912.45 per month, which shall be in addition to all other Base Monthly Rent provided under the Lease, and which shall make the total Base Monthly Rent from and after the Expansion Space Commencement Date for Suite 205 a total of $41,728.75 per month.

Whenever, pursuant to Paragraph 3A of the First Amendment to Lease, the rent for the Premises shall increase, the rent applicable to Suite 205 shall also increase at the same rate. (For purposes of example, and not by way of limitation, beginning in Month 25 of the Lease, the rent for Suite 205 shall increase to $1.03 per rentable square foot, and thus shall increase the sums set forth in Paragraph 3A of the First Amendment to Lease by said sum; beginning in Months 61 and 85, further rent increases shall occur on the same basis.)

Third Amendment To Lease	Page 3 of 4

3. Tenant’s Share

Beginning on the Expansion Space Commencement Date for Suite 205, the Tenant’s Share, as set forth in Paragraph G of the Summary of Basic Lease Terms, shall be 100%.

4. Parking

Beginning on the Expansion Space Commencement Date for Suite 205, the Tenant’s Allocated Parking Stalls, as set forth in Paragraph H of the Summary of Basic Lease Terms, shall be increased to a total of 172 Tenant’s Allocated Parking Stalls.

5. Continuing Obligation: Incorporation

Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length (including, but not limited to the provisions of Paragraph 5 of the First Addendum to Lease, which remain in full force and effect).

6. Effect of Amendment’

This Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect.

7. Authority

Each individual executing this Amendment on behalf of Tenant represents and Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and the other organic documents of the corporation.

8. Brokerage Commissions

Neither party has been represented by a real estate broker in regard to the transaction represented by this Amendment, and no brokerage commissions or finder’s fees are due in regard to the transaction. Tenant will hold Landlord harmless and

Third Amendment To Lease	Page 4 of 4

indemnify Landlord against any claim, loss, or damage, including reasonable attorney’s fees, in regard to a brokerage commission or finder’s fee claim by a broker or finder under contract with or working with Tenant. Landlord will hold Tenant harmless and indemnify Tenant against any claim, loss, or damage, including reasonable attorney’s fees, in regard to a brokerage commission or finder’s fee claim by a broker or finder under contract with or working with Landlord.

9. Entire Agreement

The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents have made any legally binding representations or warranties as to any matter except for such matters which are expressly set forth, herein, including any representations or warranties relating to the condition of the suite 205, the Premises or the improvements thereto or the suitability of the Suite 205, the Premises, or the Project for Tenant’s business:

Dated: January 17, 1997

LANDLORD

Ross Drive Investors, a California general, partnership

/s/ Michael J. Biggar
By:	Michael J. Biggar, Manager

Dated: January 17, 1997

TENANT

Verity, Inc., a Delaware corporation

/s/ [illegible]

By
[Print Name and Title]

Dated: January 17, 1997

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO 894 ROSS DRIVE LEASE (this “Amendment”) is dated effective as of March 15, 2004 (the “Effective Date”), and is made by and between ROSS DRIVE INVESTORS, a California general partnership, and DAVID J. BROWN (“Landlord’), and VERITY, INC., a Delaware corporatism (“Verity” or “Tenant”). This Amendment is made part of and modifies the Lease dated January 22, 1996, together with the Summary of Basic Lease Terms, the First Addendum to Lease, the Second Addendum to Lease, the Acceptance Agreement, the First Amendment to Lease dated June 20, 1996, the Second Amendment to Lease dated November 5, 1996 and the Third Amendment to Lease dated January 17, 1997, applicable to the premises located at 894 Ross Drive, Sunnyvale, California (the “894 Ross Drive Lease”). It relates to that certain other Lease between Landlord and Tenant dated January 22, 1996, together with the Summary of Basic Lease Terms, the First Addendum to Lease, the Second Addendum to Lease, and the Acceptance Agreement applicable to the premises located at 892 Ross Drive, Sunnyvale, California (the “892 Ross Drive Lease”). The 892 Ross Drive Lease and the 894 Ross Drive Lease shall be collectively referred to herein as the “Leases” and individually as a “Lease”. This Amendment is made with reference to the following facts:

A. The Promises currently leased by Tenant pursuant to the 892 Ross Drive Lease consist of 51,217 rentable square feet commonly known as 892 Rosa Drive, City of Sunnyvale and the Premises leased pursuant to the 894 Ross Drive Lease consist of 43,925 rentable square feet commonly known as 894 Ross Drive, City of Sunnyvale, California.

B. The Lease Term for each of mid Premises currently expires on February 28, 2005.

C. Tenant and Landlord wish to amend the 894 Ross Drive Lease on the terms and conditions set forth in this Amendment. All capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease unless expressly defined herein.

NOW, THEREFORE, Landlord and Tenant hereby agree that the Lease terms are amended as follows:

1. Lease Term: The Lease Term for the 894 Ross Drive Lease is extended to and including March 31, 2011, and the said Lease is amended to provide that the Lease Term shall end March 31, 2011.

2. Base Monthly Rent: Commencing March 15, 2004, the total Base Monthly Rent for the 894 Ross Drive Lease shall be as provided in the following table, and the Lease is so amended:

March 15, 2004 through and including March 31, 2005:	$28,551.25 per month
April 1, 2005 through and including March 31, 2006:	$32,943.75 per month
April 1, 2006 through and including March 31, 2007:	$37,336.25 per month
April 1, 2007 through and including March 31, 2008:	$37,336.25 per month
April I, 2008 through and including March 31, 2009:	$43,925.00 per month
April 1, 2009 through and including March 31, 2010:	$43,925.00 per month
April 1, 2010 through and including March 31, 2011:	$48,317.50 per month

3. Option to Extend Lease Term: Landlord hereby grants to Tenant one option to extend the Lease Term of the 894 Ross Drive Lease for a five (5) year term commencing when the prior term expires, under the following terms and conditions:

A. Exercise Dates: Tenant must give Landlord notice in writing of its exercise of the option in question no earlier than three hundred sixty (360) days before the date the Lease Term would end but for said exercise (the “Earliest Exercise Date”) and no later than one hundred eighty (180) days before the date the Lease Term would end but for said exercise (the “Last Exercise Date”). Valid exercise by Tenant shall be conditioned on Tenant validly exercising its option as to the 892 Ross Drive Avenue Premises as well as the 894 Ross Drive Premises, and Tenant is not entitled to exercise an option for one of the Leases and not the other.

B. Conditions to Exercise of Option: Tenant’s right to extend is conditioned upon and subject to each of the following:

(1) In order to exercise its option to extend, Tenant must give written notice of such election to Landlord and Landlord must receive same by the Last Exercise Date, but not prior to the Earliest Exercise Date. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Failure to exercise an option terminates that option and all subsequent options. Tenant acknowledges that because of the importance of Landlord of knowing no later than the Last Exercise Date whether or not Tenant will exercise the option, the allure of Tenant to notify Landlord by the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the option.

(2) Tenant shall have no right to exercise an option (1) if Tenant is in Default beyond any cure period provided in the Lease (if applicable) either on the date of exercise of the option or on the date on which the Lease would terminate absent exercise of the option or (ii) in the event that Landlord has given to Tenant three (3) or more notices of separate Defaults during the 12 month period immediately preceding the exercise of the option, whether or not the Defaults are cured. The period of time within which an option may be exercised shall not be extended or enlarged by region of Tenant’s inability to exercise en option because of the provisions of this Paragraph.

C. Creation of Extended Term: Upon the timely exercise of the option to extend and the commencement of the extended Term, all references in the Lease to the Term shall be considered to mean the Term as extended by the exercise of the option, which shall be referred to herein as the “Extended Term”.

D. Options Personal: The option is personal to the Tenant, and cannot be assigned to or exercised by anyone other than the Tenant. The option can Only be exercised at a time when the Tenant is in possession of not less than fifty percent (50%) of the Premises and does not have any intent of thereafter assigning or subletting. Notwithstanding the above, Tenant may assign the options together with Tenant’s interest under this Lease to a transferee in a Permitted Transfer.

E. The Base Monthly Rent for the Option Period shall be one hundred percent (100%) of the than flair market monthly rent determined as of the commencement of the option period in question based upon like buildings with like improvements in the area. The Option Period shall contain no free rent and the Premises shall be taken “as-is”. If the patio are unable to agree upon the fair market monthly root for the Premises for the option period in question at least seventy-five (75) days prior to the commencement of the option period in question, than the fair market monthly rent shall be determined by appraisal conducted pursuant to subparagraph F.

F. In the event it becomes necessary to determine by appraisal the fair market rent of the Premises for the purpose of establishing the Base Monthly Rent during the Option Period, then such fair market monthly rent shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising road property (other than residential or agricultural property) located in Santa Clara County, California, in accordance with the following procedures:

(1) The party demanding an appraisal (the “Notifying Party”) shall notify the other party (the “Non-Notifying Party”) thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name, address, and qualifications of an appraiser selected by the Notifying Party. Within ten (10) days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address, and qualifications of an appraiser selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of its right to

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select a second appraiser on its own behalf and the Notifying Party shall select a second appraiser on behalf of the Non-Notifying Party within five (5) days after the expiration of said ten (10) day period. Within ten (10) days from the date the second appraiser shall have been appointed, the two (2) appraisers so selected shall appoint a third appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be selected by the American Arbitration Association or if it shall refuse to perform this function, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding judge of the Superior Court of the State of California for the County of Santa Clara.

(2) The three (3) appraisers so selected shall meet in San Jose, California, not later than twenty (20) days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the fir market monthly rent of the Premises for the option period in question (including the timing and amount of periodic increases, if such increases are then prevailing in the market).

(3) If the appraisers so selected are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of the first meeting, in an attempt to have at least two (2) of them agree. If, at the initial meeting or at any time during said fifteen (15) day period, two (2) or more of the appraisers so selected agree on the fair market rent of the Leased Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

(4) If two (2) or more appraisers do not so agree within said fifteen (15) day period, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his independent appraisal in simple letter form to Landlord and Tenant stating his determination of the fair market rent of the Premises for the option period in question. The parties shall then determine the fair market rent for the Premises by determining the average of the fair market rent set by each of the appraisers. However, if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal then such lowest appraisal shall be disregarded and/or if the highest appraised is greater than one hundred fifteen percent (115%) of the middle appraisal then such highest appraisal shall be disregarded. If the Air market rent set by any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

(5) Nothing contained herein shall prevent Landlord and Tenant from jointly selecting a single appraiser to determine the fair market rent of the Premises, in which event the determination of such appraisal shall be conclusively deemed the fair market rent of the Premises.

(6) Each party shall bear the fees and expenses of the appraiser selected by or for it, and the fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

G. The option granted in this paragraph is the sole option possessed by Tenant following the execution hereof, and all other options set faith in the leases shall be of no force or effect.

4. Tenant Improvement Allowance: Landlord will provide a Tenant Improvement Allowance of Five Hundred Thousand 00/100ths Dollars ($500,000.00) toward improvements in 892 and 894 Ross Drive. Tenant may allocate this Tenant Improvement Allowance at Tenant’s discretion between the two Premises and the two Leases. However, the total amount to be provided by Landlord for both Leases and both Premises shall be $500,000.00 and no more. The Allowance will be provided as a reimbursement of money actually expended by Tenant toward new Tenant Improvements (which must be approved by Landlord under the provisions of the Lease relating to construction) prior to December 31, 2005. Subject to the provisions below,

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reimbursement by Landlord will be made within sixty (60) days of presentation of reasonably adequate documentation evidencing the expenses incurred and confirming that (i) all Tenant Improvements for which reimbursement is sought have been completed; (ii) all contractors, materialmen, suppliers, and others entitled to a lien have provided evidence satisfactory to Landlord releasing or waiving any such liens (or a proper Notice of Completion has been filed and the statutory period for filing of liens following recordation of a Notice of Completion has expired in the reasonable opinion of counsel for Landlord); and (iii) said funds have actually been expanded by December 31, 2005 for the Tenant Improvements approved by Landlord. Upon application for funds in conformity with the above period, Landlord may audit Tenant’s records upon request made within thirty (30) days after the request is made in regard to each such request for reimbursement. Notwithstanding the above provisions, Landlord shall not be obligated to pay any reimbursement to Tenant in accordance with the above prior to March 31, 2005. Tenant may apply for reimbursement of such matters at any time to and including March 31, 2006. Landlord will have no duty to reimburse based on any application which is received by Landlord after such date. Tenant may not apply for reimbursement wider this Paragraph 4 more often than three (3) times in any calendar year. In the event of any non-payment of reimbursement which was due to Tenant, after said reimbursement was due under the above provision, the Tenant shall be entitled to set the amount which it should have been reimbursed off against Rent due to Landlord under either Lease.

5. Signage: Verity will have exclusive monument signage for the monument currently in front of the building at 890-892 Ross Drive plus any building signage that governing authorities will approve for the Project subject to maintaining reasonably adequate signage for other tenants. Additionally, Landlord will assist Verity in the design and approval process for obtaining a “pylon” sign for visibility to Highway 101 (provided, however, that Landlord cannot guarantee action by the authorities having jurisdiction over such a sign). Tenant may use the Tenant Improvement Allowance to pay the costs of permitted signage. Tenant may display banners outside the Building for up to two (2) weeks with the prior consent of Landlord, which shall not be unreasonably withheld.

6. Right of First Negotiation:

A. Grant and Right of First Negotiation: Landlord hereby grants to Tenant a Right of First Negotiation regarding the leasing of the “First Negotiation Space”, which consists of the portion of the Building (Project) which is identified and described on Exhibit “A” as the First Negotiation Space, being approximately 44,340 square feet of rentable space commonly known as 890 Ross Drive, Sunnyvale on the terms contained in this Paragraph.

B. Negotiation Notice: If Landlord proposes to lease all or part of the First Negotiation Space at any time after the Effective Date of this Lease and before the expiration or earlier termination of this Right of First Negotiation, Landlord shall notify Tenant in writing (the “Negotiation Notice”) of the following basic business terms upon which Landlord would be willing to lease the First Negotiation Space; (i) the portion of the First Negotiation Space which Landlord propose to lease (the “Offered Space”), (ii) the term of the proposed lease; (iii) the tenant improvements Landlord is willing to construct or that it will require be constructed and the contribution Landlord is willing to make to pay for such tenant improvements; (iv) the rent for the terms of the lease or formula to be used to determine such rent, and (v) any other material business terms Landlord elects to specify.

C. Negotiation Period: Tenant shall have ten (10) days (the “Negotiation Period”) from the Negotiation Notice within which to conduct negotiations with Landlord regarding Tenant’s leasing of the Offered Space, whether on the terms set forth in Landlord’s notice or otherwise.

D. Duties During Negotiation Period: During the Negotiation Period, Landlord and Tenant will negotiate in good faith in an attempt to agree on a lease of the Offered Space. Neither Landlord nor Tenant shall be bound to agree to or accept any terms and conditions for such lease except those which each party, in its sole discretion, wishes to agree to. “Good Faith” in such negotiations does not require either party to make concessions to the other party’s position,

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but only requires that each party give the other party a reasonable opportunity, within the Negotiation Period, to present and discuss the party’s proposals. Landlord is not bound to agree to any or all of the terms set forth in the Negotiation Notice if it determines during negotiations that one or more of said terms is not in landlord’s best interest.

E. Landlord’s Right To Lease Absent Agreement: If Landlord and Tenant do not reach agreement in writing for Tenant to lease the Offered Space within the Negotiation Period, Landlord thereafter shall have the right to offer the Offered Space to any third party, on such terms and conditions as Landlord may elect, and Landlord shall not thereafter, have any duty to further offer the Offered Space to Tenant.

F. Termination: The right granted to Tenant in this Paragraph is personal to Tenant, and may not be assigned by Tenant to any third party, either alone or in conjunction with an assignment of this Lease or a sublease of all or any part of the Premises. The rights granted to Tenant under this paragraph shall terminate upon the earliest of the following to occur: (i) the expiration or earlier termination of the Lease; (ii) any assignment by Tenant of its interest in this Lease; (iii) any subletting by Tenant of substantially all of the Premises for substantially all of the remainder of the Lease Term, (iv) the termination of this right by default as set forth in Subparagraph G below, or (v) as to any Offered Space, when the Negotiation Period ends without Tenant and Landlord reaching a written agreement for Tenant to lease the Offered Space.

G. Termination By Default: The rights of Tenant under this Paragraph shall not be effective at any time when Tenant is in default under this Lease beyond any applicable cure period provided in this Lease. If Tenant, with the agreement of Landlord, shall nevertheless cure such default, then the rights provided hereunder shall be reinstated, but any transaction to lease any or all of the First Negotiation Space entered into by Landlord during such period of default shall be valid and Tenant shall have no further Right of First Negotiation as to any such space leased by Landlord while Tenant is in default under this Subparagraph.

H. No Right To Negotiation For Renewal Or Extension Space: The right granted to Tenant by this Paragraph shall not arise on account of or in connection with the renewal or extension of the term of any than existing lease affecting all or any portion of the First Negotiation.

I. Concordance with Other Lease: A single right of first negotiation is granted to Tenant pursuant to both Leases. The existence of this language in both Leases does not create more than one such right in Tenant, and such right may not, under any circumstances, be exercised by any other party but Tenant.

7. Assignment and Subleasing: Verity shall have the right to sublease all or part of the Premises subject to Landlord’s reasonable approval. Verity may sublease to any entity wholly owned by or merged with Verity without Landlord’s consent, but with advance written notice to Landlord (documenting the facts of the ownership. Landlord will attend promptly to and expedite consent to any Subleases, and shall use reasonable efforts to respond to a request for consent to a sublease within five (5) business days of the later of receipt of such request or the receipt of all information reasonably required or requested by Landlord in connection therewith. Sublease or assignment profits (other than for subleases to any Tenant wholly owned or merged with Verity) shall be shared Fifty Percent (50%) to Landlord and Fifty Percent (50%) to Verity, net of reasonable costs for brokers, reasonable attorneys’ fees, and reasonable subtenant improvements and triple net expenses paid by Verity attributable to the subleased space which are not paid or reimbursed by the subtenant. Notwithstanding the above, Verity shall be entitled to defer payment of any sublease or assignment profits to Landlord until March 31, 2005, on which date Verity shall pay all of Landlord’s share of sublease or assignment profits received to that date. The provisions of this Paragraph 7 are intended to supplement, and not limit or modify, the provisions regarding a Permitted Transfer in the Lease.

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8. Non-Disturbance: Landlord will work to obtain a commercially reasonable non-disturbance agreement acceptable to Verity from Landlord’s current and future lenders, at no cost to Landlord. However, Landlord’s inability to obtain such a non-disturbance agreement is not a breath of this Lease nor a failure of condition.

9. Alterations Limit: Tenant shall have the right to complete any interior alteration for the project subject to Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall have no restoration requirements for the current existing tenant improvements. Landlord’s consent to new improvements shall contain Landlord’s restoration requirements at the time consent is granted.

10. Retained Real Estate Brokers: Tenant is represented by Colliers International and no other brokers or finders in the execution of this Amendment.

11. HVAC and Roof Repairs: Capital Improvements:

A. The roof of 892 Ross Drive was resurfaced in 1999 and the roof of 894 Ross Drive was resurfaced in 2002. These roofs are inspected and any needed maintenance performed annually in addition to twice per year cleaning. This work is part of Common Area Expenses.

B. Verity has been maintaining the HVAC system for the Premises with Verity’s contractor. Should any of the HVAC equipment for the Premises need replacing, Verity may allocate some of the Tenant Improvement Allowance (Item #5) to these costs.

C. Any single item of maintenance, repair or replacement performed by either party under the Lease with a cost of Twenty Thousand Dollars ($20,000) or more relating to the roof, the pump and associated fire suppression equipment, including interior fire sprinklers which were installed by Landlord (and specifically excluding any fire suppression systems or components of the master fire suppression system which have been installed or are installed by Tenant or were installed in improvements constructed by Tenant), or the HVAC system shall be a “Capital Improvement” under this Paragraph 11.C, which in the case of items performed by Landlord shall be amortized and treated as set forth in Section 5.4 of the Lease. If the Tenant is obligated under the Lease to perform any such Capital Improvement, Tenant shall pay at the time of performing such Capital Improvement only the first animal installment of the amortized cost of such item, determined as set forth above, and Landlord shall pay the balance of the cost of such Capital Improvement, subject to Tenant’s subsequent annual reimbursement to Landlord of the amortized cost of such item which cornea due during the Term and any Extended Term, of the Lease. For example, if a Capital Improvement has a cost of $50,000 and a useful life of ten (10) years, Tenant’s obligation for principal would be $5,000 annually (plus amortization costs per Paragraph 5.4), subject to termination at the expiration of the Term or any Extended Term of the Lease.

12. Miscellaneous Provisions:

A. Verity shall have the right to select and use a reputable licensed contractor on a competitive bid process to construct improvements and alterations to the Premises subject to Landlord’s reasonable approval process. Landlord’s associated licensed contractor shall be invited to submit a bid on improvements and alterations.

B. Verity shall designate a reputable licensed HVAC contractor to conduct maintenance on the Premises during the Lease Term. Landlord’s associated licensed contractor shall be invited to submit a bid on any equipment replacements.

13. Condition of Premises: Tenant is fully familiar with the Premises by way of its occupancy and accepts the Premises for the extended term created hereby in their as-is condition, with all latent and patent faults, without warranty or obligation on the part of Landlord to provide or pay for any interior improvements or tenant improvement allowances, except as expressly set forth herein. Upon timely exercise of the option to extend, Tenant shall take the Premises for the Extended Term on the same basis.

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14. Continuing Obligation: Except as expressly modified by the terms of this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length.

15. Effect of Amendment: This Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect.

16. Authority: Each individual executing this Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and the other organic documents of the Tenant corporation.

17. Entire Agreement: The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents have made any legally binding representations or warranties as to any matter except as expressly set forth herein, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant’s business.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:		TENANT:

ROSS DRIVE INVESTORS a California general partnership		VERITY, INC. a Delaware corporation

By:	/s/ David J. Brown	By:	/s/ [illegible]
	David J. Brown		[Print Name and Title]
Manager

DAVID J. BROWN

By:	/s/ David J. Brown	By:
David J. Brown

OR
[Print Name and Title]
By:
Michael J. Biggar, His Attorney-in-Fact
Date:		Date:

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